ASSET PURCHASE AGREEMENT

                                 By and Between

                          AMERICAN TOWER SYSTEMS, INC.

                                       and

                       MERIDIAN SALES AND SERVICES COMPANY

                                   Dated as of

                                February 5, 1997

                                TABLE OF CONTENTS

ARTICLE 1         DEFINED TERMS...................................................................................1

ARTICLE 2         SALE AND PURCHASE OF ASSETS.....................................................................2
         2.1      Agreement to Sell and Buy.......................................................................2
         2.2      Assumption of Liabilities and Obligations. .....................................................3
         2.3      Closing; Purchase Price.........................................................................5
         2.4      Accounts Receivable.............................................................................6

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF MERIDIAN......................................................7
         3.1      Organization and Business; Power and Authority; Effect of Transaction...........................7
         3.2      Financial and Other Information.  ..............................................................8
         3.3      Changes in Condition............................................................................9
         3.4      Materiality.....................................................................................9
         3.5      Title to Properties; Leases.....................................................................9
         3.6      Compliance with Private Authorizations.........................................................10
         3.7      Compliance with Governmental Authorizations and Applicable Law.................................11
         3.8      Intangible Assets..............................................................................12
         3.9      Related Transactions...........................................................................13
         3.10     Insurance......................................................................................13
         3.11     Tax Matters.  .................................................................................13
         3.12     Employee Retirement Income Security Act of 1974................................................14
         3.13     Absence of Sensitive Payments..................................................................16
         3.14     Inapplicability of Specified Statutes..........................................................16
         3.15     Employment Arrangements........................................................................16
         3.16     Material Agreements............................................................................17
         3.17     Ordinary Course of Business....................................................................17
         3.18     Material and Adverse Restrictions..............................................................19
         3.19     Broker or Finder...............................................................................19
         3.20     Solvency.......................................................................................19
         3.21     Environmental Matters..........................................................................19

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF ATS..........................................................20
         4.1      Organization and Business; Power and Authority; Effect of Transaction..........................20
         4.2      Broker or Finder...............................................................................20
         4.3      Solvency.......................................................................................21
         4.4      No Legal Action................................................................................21
         4.5      Physical Assets "AS IS"........................................................................21

ARTICLE 5         COVENANTS......................................................................................21
         5.1      Access to Information; Confidentiality.........................................................21
         5.2      Agreement to Cooperate.........................................................................23
         5.3      Public Announcements...........................................................................24
         5.4      Notification of Certain Matters................................................................24
         5.5      No Solicitation................................................................................24
         5.6      Conduct of Business by Meridian Pending the Closing............................................25






         5.7      Preliminary Title Reports......................................................................26
         5.8      Environmental Site Assessments.................................................................26

ARTICLE 6         CLOSING CONDITIONS.............................................................................27
         6.1      Conditions to Obligations of Each Party to Effect the Transactions.............................27
         6.2      Conditions to Obligations of ATS...............................................................27
         6.3      Conditions to Obligations of Meridian..........................................................30

ARTICLE 7         TERMINATION, AMENDMENT AND WAIVER..............................................................32
         7.1      Termination....................................................................................32
         7.2      Effect of Termination..........................................................................32

ARTICLE 8         INDEMNIFICATION................................................................................33
         8.1      Survival.......................................................................................33
         8.2      Indemnification................................................................................34
         8.3      Limitation of Liability........................................................................36
         8.4      Notice of Claims...............................................................................37
         8.5      Defense of Third Party Claims..................................................................37
         8.6      Exclusive Remedy...............................................................................38

ARTICLE 9         GENERAL PROVISIONS.............................................................................38
         9.1      Amendment......................................................................................38
         9.2      Waiver.........................................................................................38
         9.3      Fees, Expenses and Other Payments..............................................................38
         9.4      Notices........................................................................................39
         9.5      Specific Performance; Other Rights and Remedies................................................40
         9.6      Severability...................................................................................40
         9.7      Counterparts...................................................................................41
         9.8      Section Headings...............................................................................41
         9.9      Governing Law..................................................................................41
         9.10     Further Acts...................................................................................41
         9.11     Entire Agreement; Separate Agreements..........................................................41
         9.12     Assignment.....................................................................................42
         9.13     Parties in Interest............................................................................42
         9.14     Mutual Drafting................................................................................42
         9.15     Venue..........................................................................................42

APPENDIX A:                    Definitions

EXHIBITS:

         EXHIBIT A         Form of Noncompetition Agreement
         EXHIBIT B         Form of Indemnity Escrow Agreement

SCHEDULES:

         Meridian Disclosure Schedule
         Tax Allocation Schedule

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is dated as of February 5, 1997 by and between American Tower Systems, Inc., a Delaware corporation ("ATS"), and Meridian Sales and Services Company, a California corporation ("Meridian").

         WHEREAS, Meridian owns and leases and operates communication towers and is engaged in the business of managing communication sites for third parties (the "Meridian Business");

         WHEREAS,  ATS  desires  to  purchase  and  Meridian  desire to sell the
Meridian  Assets  and  the  Meridian   Business  on  the  terms  and  conditions
hereinafter set forth;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, ATS and Meridian have entered into an escrow agreement (the "Escrow Agreement") with Sullivan & Worcester LLP, counsel for ATS, and Levinson, Miller, Jacobs & Phillips, counsel for Meridian (the "Escrow Agent"), pursuant to which ATS has made a deposit of $167,500 (the "Escrow Deposit"); and

         WHEREAS, ATS is or will become party to an asset purchase agreement with each of Meridian Radio Sites ("MRS") and Meridian Communications North ("MCN") (individually, an "Other Agreement" and collectively, the "Other
Agreements" as further modified in the definition thereof), relating to the purchase and sale of the communication towers and the business of managing communication sites for third parties of each of MRS and MCN;

         NOW, THEREFORE, in consideration of the above premises and the covenants and agreements contained herein, the parties, intending to be legally bound, do hereby covenant and agree as follows:


                                    ARTICLE 1

                                  DEFINED TERMS

         As used herein, unless the context otherwise requires, the terms defined in Appendix A shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Meridian Disclosure Schedule and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. The term "either party" shall, unless the context otherwise requires, refer to Meridian and ATS.

                                    ARTICLE 2

                           SALE AND PURCHASE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Meridian hereby agrees to sell, assign, transfer and deliver to ATS at the Closing, and ATS agrees to purchase at the Closing, the Meridian Assets and the Meridian Business, free and clear of any Liens of any nature whatsoever except for Permitted Liens. For purposes of this Agreement, the term "Meridian Assets" shall mean all of the Assets of Meridian, including without limitation the right to use the name "Meridian" and all variations thereof, other than the Excluded Assets. For purposes of this Agreement, the term "Excluded Assets" shall mean the following Assets:

                  (i)  all cash and cash equivalents;

                  (ii)  all Accounts Receivable;

                  (iii) all FCC Licenses and equipment and other assets relating to the specialized mobile radio business of Meridian as more specifically described in Section 2(iii) of the Meridian Disclosure Schedule;

                  (iv) all FCC licenses and equipment and other assets relating to the repeater radio service business of Meridian as more specifically described in Section 2.1(iv) of the Meridian Disclosure Schedule;

                  (v) all books and records (including without limitation, if retained by Meridian, any financial records necessary or desirable to enable the condition specified in Section 6.2(g) to be satisfied) which Meridian is required by Applicable Law to retain, subject to the right of ATS to have access and to copy for a period of five (5) years from the Closing Date; the records described herein shall further include without limitation all corporate seals, certificates of incorporation, minute books, stock books, Tax Returns or other records having to do with the corporate organization of Meridian;

                  (vi) any pension, profit-sharing or employee benefit plans, including any assets in any related trusts;

                  (vii) the personal assets of the officers, directors and shareholders of Meridian as more specifically described in Section 2.1(vii) of the Meridian Disclosure Schedule;

                  (viii) any and all rights of Meridian and its shareholders for federal, state and local tax refunds; and

                  (ix) any and all products, profits and proceeds of, and including without limitation any Claims with respect to, any of the foregoing.

         2.2      Assumption of Liabilities and Obligations.

         (a) At the Closing, ATS shall assume and agree to pay, discharge and perform the following obligations and liabilities of Meridian (collectively, the "Meridian Assumed Obligations"): (i) all of the obligations and liabilities of Meridian under the ATS Assumable Agreements, (ii) all obligations and liabilities of Meridian with respect to the ownership and operation of the Meridian Assets and the conduct of the Meridian Business, on and after the Closing Date, and (iii) all obligations and liabilities of Meridian arising from or relating to the acquisition, ownership or operation of the New Sites, whether arising prior to or after the Closing Date (the "New Site Assumed Obligations"), except for such obligations and liabilities (A) that arise from grossly negligent or willful misconduct of Meridian prior to the Closing Date or (B) the existence of which is in contravention of (I) representations or warranties made by Meridian pursuant to the provisions of Article 3, (II) covenants or agreements made by Meridian pursuant to the provisions of Section 5.6, or (III) provisions of this Agreement requiring the approval of ATS; provided, however, that notwithstanding the foregoing, ATS shall not assume and agree to pay, and shall not be obligated with respect to, the Meridian obligation and liabilities referred to in Section 2.2(b) (the "Meridian Nonassumed Obligations"); provided further, however, that, notwithstanding the preceding proviso or Section 2.2(b), the term "Meridian Nonassumed Obligations" shall not include, and the term "Meridian Assumed Obligations" shall include, any liability arising out of the transfer or assignment to ATS of, or the use or enjoyment of the benefits by ATS under, any Contract, Governmental Authorization or Private Authorization the transfer or assignment of which (according to Section 2.2(a) of the Meridian Disclosure Schedule) requires or may require the consent of any Authority or other third party (collectively, the "Nonassignable Contracts"), if ATS has, on or prior to the Closing Date, notified Meridian in writing (an "Acceptance Notice") that ATS consents to the transfer or assignment of such Nonassignable Contract despite the failure or inability of ATS and Meridian to obtain the approval or consent of an Authority or a third party whose approval or consent is required pursuant to the terms of such Nonassignable Contract, or elects to receive the benefits of such Nonassumable Contract, in either of which events, if the approval or consent of an Authority or a third party applicable to transfer of such Nonassignable Contract is required to be obtained as a condition to ATS's obligations at Closing pursuant to the provisions of Section 6.1(a), 6.2(d) or 6.2(m), ATS shall be deemed to have waived such condition with respect to such Nonassignable Contract. With respect to any Nonassignable Contract for which the applicable consent of the third party is not obtained prior to the Termination Date and for which ATS does not timely deliver an Acceptance Notice as described in the preceding sentence, the rights and obligations of the parties shall be as follows unless otherwise agreed by Meridian and ATS in writing: (1) if obtaining such approval or consent was a condition to ATS's obligations at the Closing pursuant to the provisions of
Section 6.1(a), 6.2(d) or 6.2(m), this Agreement shall terminate in the manner described in Section 7.2(a); and (2) if obtaining such approval or consent was not such a condition to ATS's obligations, the purchase and sale contemplated hereunder shall proceed in accordance with all the terms of this Agreement, except that the Nonassignable Contract shall no longer constitute part of the "Meridian Assets" and Meridian shall retain all benefits and liabilities thereunder.

         (b) Except for the Meridian Assumed Obligations or as expressly provided in this Agreement, ATS shall not assume or become obligated to perform any debt, liability or obligation of Meridian or relating to the ownership or operation of any of the Meridian Assets or the conduct of the Meridian Business whatsoever, including without limitation the following:

                  (i) subject to the provisions of Article 8, the ownership and operation of the Meridian Assets or the conduct of the Meridian Business prior to the Closing Date, including without limitation Taxes, unfunded pension costs, any Employment Arrangement of Meridian (including without limitation any obligation to any Meridian Employee for severance benefits, vacations time or sick leave), and any of the following to the extent same arise from Events occurring prior to or existing on the Closing Date: products liability, Legal Actions or other Claims, and obligations and liabilities relating to Environmental Law;

                  (ii) any obligations or liabilities under the ATS Assumable Agreements relating to the period prior to the Closing;

                  (iii)  any insurance policies of Meridian;

                  (iv) those required to be disclosed in the Meridian Disclosure Schedule which are not so disclosed or which, if disclosed, Section 8.2(b)(ii) of the Meridian Disclosure Schedule indicates that such obligation or liability will not be assumed;

                  (v) any liability or obligation from or relating to breach of any warranty or any misrepresentation by Meridian under this Agreement or any Collateral Document;

                  (vi) any liability or obligation from or relating to breach or violation of, or failure to perform, any of Meridian's obligations, covenants, agreements or undertakings set forth in this Agreement or any Collateral Document, including without limitation Article 5 of this Agreement;

                  (vii) any obligation or liability relating to any Excluded Asset;

                  (viii) any obligation or liability with respect to capitalized lease obligations or Indebtedness for Money Borrowed;

                  (ix) any taxes, fees, expenses or other amounts required to be paid by Meridian pursuant to the provisions of this Agreement or any Collateral Document; and

                  (x) any Contract with any Affiliate of Meridian, other than those set forth in Section 2(b)(x) of the Meridian Disclosure Schedule.

The term "ATS Assumable Agreements" shall mean all obligations and liabilities of Meridian under all Contractual Obligations, Governmental Authorizations and Private Authorizations relating to the ownership or operation of any of the Meridian Assets or the conduct of the Meridian Business, other than any Meridian Nonassumed Obligation.

         (c) Notwithstanding anything contained in this Agreement to the contrary, except as set forth in Article 8 or Section 2.2(c) of the Meridian Disclosure Schedule, all items of income and expense (including without limitation with respect to rent, utility charges, Pro Ratable Taxes and wages, salaries and accrued but unused vacation of Meridian employees) arising from the ownership or operation of the Meridian Assets or the conduct of the Meridian Business shall be prorated as of 12:01 a.m., Eastern time, on the Closing Date, with Meridian entitled to and responsible for any such items on or prior to the Closing Date and ATS entitled to and responsible for any such items relating to any subsequent period. For these purposes, Pro Ratable Taxes attributable to a period that begins before and ends after the Closing Date shall be treated on a "closing of the books" basis as two partial periods, one ending at the close of the Closing Date and the other beginning on the day after the Closing Date, except that Pro Ratable Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis. If either party shall have received any such revenues or paid any such expenses or charges which, pursuant to the terms hereof, the other party is entitled to or responsible for, it shall furnish the other party with a detailed statement of any such items as soon as practicable after receipt or payment thereof. The parties shall use their best efforts to agree upon such items and other adjustments prior to the Closing Date and, in any event, except as set forth in
Section 2.2(c) of the Meridian Disclosure Schedule, with sixty (60) days thereafter. If the parties are unable within such period to agree upon such items and other adjustments, Meridian and ATS shall, within the following ten
(10) days, jointly designate a nationally known independent public accounting firm to be retained to review such items and other adjustments. The fees and other expenses of retaining such independent public accounting firm shall be borne equally by Meridian and ATS. Such firm shall report its conclusions as to such items and other adjustments pursuant to this Section and such report shall be conclusive on all parties to this Agreement and not subject to dispute or review. Upon such agreement or determination by such independent accounting firm, Meridian or ATS, as the case may be, shall promptly reimburse the other party for any income received or expenses paid by the other party and not previously reimbursed or any other adjustment required by this Section. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, ATS shall be solely responsible for the payment of, and shall defend, indemnify and hold harmless Meridian, its officers, directors and shareholders from, any and all supplemental or additional real property or personal property taxes assessed on or in connection with the Meridian Assets or any part thereof, which arise from the transactions contemplated by this Agreement, except as otherwise provided in Section 9.3 with respect to California or other sales and/or use taxes, and documentary or governmental transfer or stamp taxes arising from the purchase and sale of the Meridian Assets and the Meridian Business contemplated hereby.

         Nothing contained in this Section 2.2(c) is intended or shall be deemed to amend or modify the indemnification provisions of Article 8 nor to reallocate responsibility for the matters set forth therein.

         2.3 Closing; Purchase Price. The closing of the Transactions (the "Closing") shall take place at Levinson, Miller, Jacobs & Phillips, 1875 Century Park East, Los Angeles, California 90067, at 10:00 a.m., local time, on the date on or prior to June 30, 1997 which is five (5) business days after all of the conditions specified in Article 6 (other than those which are to be satisfied at the Closing) have been satisfied or waived in writing or such other date, prior to the Termination Date, as the parties may agree (the "Closing Date"). At the Closing, each of the parties shall deliver such bills of sale, assignments, assumptions of liabilities and other instruments and documents as are described in this Agreement or as may be otherwise reasonably requested by the parties and their respective counsel. The purchase price for the Meridian Assets and the Meridian Business (the

"Purchase Price") shall be an amount equal to $21,559,456, plus an amount equal to the Construction Adjustment. The term "Construction Adjustment" shall mean an amount equal to the aggregate amount actually paid by Meridian after June 13, 1996 and prior to the Closing Date with respect to the costs and expenses incurred in the acquisition and construction of those certain projects (collectively, the "New Sites") (a) described in Section 2.3 of the Meridian Disclosure Schedule or (b) acquired after the date of this Agreement with the prior written consent of ATS, which consent shall not be unreasonably withheld, other than, in all cases, those costs and expenses which are unreasonable or to which ATS shall have objected in writing prior to their incurrence or commitment by Meridian. The Purchase Price shall be payable by wire transfer of immediately available funds (a) to the Indemnity Escrow Agent (or as it may designate) pursuant to the provisions of the Indemnity Escrow Agreement in the amount of $2,155,946 minus an amount equal to the amount, if any, expended by Meridian subsequent to the date of this Agreement pursuant to a mutually agreed upon designation of Meridian and ATS entitled an "Indemnity Escrow Fund Reducing Expense" to remedy any misrepresentation, breach of warranty or other breach or defect (the "Indemnity Escrow Fund") and (b) to Meridian for the balance of the purchase price to such account as is designated by Meridian in written instructions to ATS delivered not later than two (2) business days prior to the Closing.

         The parties hereto have heretofore agreed upon an allocation schedule (the "Tax Allocation Schedule") pursuant to which the Purchase Price shall be allocated among the Meridian Assets. Each of Meridian and ATS shall report the purchase and sale of the Meridian Assets and the Meridian Business and the other Transactions in accordance with the Tax Allocation Schedule (as adjusted for Events between the date hereof and the Closing Date) for purposes of all federal, state and local Tax Returns and shall not take, and shall cause their respective Affiliates, representatives, successors and assigns not to take, any position on any federal, state or local Tax Return or report, inconsistent with such reporting position. Each of Meridian and ATS shall promptly give the other notice of any disallowance of or challenge to such reporting by any Taxing Authority. Notwithstanding the provisions of this Section, the parties to this Agreement will rely solely on their own advisors in determining the tax consequences of the transactions contemplated by this Agreement and each party is not relying, and will not rely, on any representations or assurances of any other party regarding such consequences other than the representations, warranties, covenants and agreements set forth in writing in this Agreement or furnished pursuant to the provisions hereof.

         2.4 Accounts Receivable. At the closing, Meridian shall appoint ATS its agent for the purpose of collecting all Accounts Receivable relating to the Meridian Business. Meridian shall deliver to ATS on or as soon as practicable after the Closing Date a complete and detailed statement showing the name, amount and age of each Accounts Receivable of the Meridian Business. Subject to and limited by the following, revenues relating to the Accounts Receivable relating to the Meridian Business will be for the account of Meridian. ATS shall use its reasonable business efforts to collect the Accounts Receivable with respect to the Meridian Business for a period of ninety (90) days after the Closing Date (the "Collection Period"). Any payment received by ATS during the Collection Period from any customer with an account which is an Accounts Receivable with respect to the Meridian Business shall first be applied in reduction of the Accounts Receivable, unless the customer contests in writing the validity of such application. During the Collection Period, ATS shall furnish Meridian with a list of, and pay over to Meridian, the amounts collected with respect to the Accounts Receivable with respect to the Meridian Business on a bi-weekly basis and forward to Meridian, promptly upon receipt or delivery, as the case may be, copies of all correspondence relating to Accounts Receivable. ATS shall provide Meridian with a final accounting on or before the fifteenth (15th) day following the end of the Collection Period. Upon the request of either party at and after such time, the parties shall meet to mutually and in good faith analyze any uncollected Accounts Receivable to determine if the same, in their reasonable business judgment, are deemed to be collectable and if ATS desires to retain such Accounts Receivable. As to each such Accounts Receivable, the parties shall negotiate a good faith value of such Accounts Receivable, which ATS shall pay to Meridian if ATS, in its sole discretion, chooses to retain such Accounts Receivable. Meridian shall retain the right to collect any of its Accounts Receivable as to which the parties are unable to reach agreement as to a good faith value, and ATS agrees to turn over to Meridian any payments received against any such Accounts Receivable. ATS shall not be obligated to use any extraordinary efforts to collect any of the Accounts Receivable assigned to it for collection hereunder or to refer any of such Accounts Receivable to a collection agency or to any attorney for collection, and ATS shall not make any such referral or compromise, nor settle or adjust the amount of any such Accounts Receivable, except with the approval of Meridian. ATS shall not incur any liability to Meridian for any uncollected account unless ATS shall have engaged in willful misconduct or gross negligence in the performance of its obligations set forth in this Section. During and after the Collection Period, without specific agreement with ATS to the contrary, neither Meridian nor its agents shall make any direct solicitation of the Accounts Receivable for collection purposes, except for Accounts Receivable retained by Meridian after the Collection Period. The provisions of this Section shall not apply to those certain Accounts Receivable set forth in Section 2.4 of the Meridian Disclosure Schedule or to any other Accounts Receivable which Meridian, in its sole business judgment, determines will require extraordinary collection efforts or referrals to a collection agency or attorney for collection (collectively, the "Retained Accounts Receivable"), provided the Retained Accounts Receivable are set forth in a written notice delivered to ATS by Meridian on or prior to the Closing Date. As to all Retained Accounts Receivable, Meridian shall retain the sole and exclusive right to collect same as Meridian in its sole discretion may determine.


                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF MERIDIAN

         Meridian hereby represents, warrants and covenants to, and agrees with, ATS as follows:

         3.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) Meridian is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted.

         (b) Meridian has all requisite corporate power and corporate authority and has in full force and effect all Governmental Authorizations (which, for purposes of this Section 3.1(b), relate only to the sale of the Meridian Assets and Meridian Business generally and not to "site-specific" Governmental
Authorizations or those required by local Applicable Law) and Private Authorizations, except for those set forth in Section 3.1(b) of the Meridian Disclosure Schedule or
those the failure of which to obtain do not and will not have, individually or in the aggregate, any Material Adverse Effect on ATS, necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate action on the part of Meridian. This Agreement has been duly executed and delivered by Meridian and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by Meridian will constitute, legal, valid and binding obligations of Meridian, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity.

         (c) Except as set forth in Section 3.1(c) of the Meridian Disclosure Schedule, and except for matters which would have no Material Adverse Effect on ATS, neither the execution and delivery by Meridian of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by Meridian of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by Meridian:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of Meridian or any Applicable Law (which, for purposes of this Section 3.1(c)(i), relates only to the sale of the Meridian Assets and the Meridian Business generally and not to local Applicable Law) on the part of Meridian, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of Meridian, other than those constituting Meridian Nonassumed Obligations; or

                  (ii) will require Meridian to make or obtain any Governmental Authorization or Filings (which, for purposes of this Section 3.1(c)(ii), relates only to the sale of the Meridian Assets and the Meridian Business generally and not to "site-specific" authorizations or those required by local Applicable Law) or Private Authorization including without limitation under the FCA, except for filings under the Hart-Scott-Rodino Act.

         (d)  Meridian  does not have any  Subsidiaries,  except as set forth in
Section 3.1(d) of the Meridian Disclosure Schedule.

         3.2 Financial and Other Information. Meridian has heretofore furnished to ATS copies of the financial statements of the Meridian Business listed in
Section 3.2 of the Meridian Disclosure Schedule (the "Meridian Financial Statements"). The Meridian Financial Statements, including in each case the notes thereto, have been prepared in accordance with Applicable Principles applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein or as set forth in Section 3.2 of the Meridian Disclosure Schedule, are true, accurate and complete in all Material respects, do not contain any untrue statement of a material fact or omit to state a material fact required by Applicable Principles to be stated therein or necessary in order to make the statements contained therein not misleading, and fairly present in all material respects the financial position and the results of operations of the Meridian Business, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end audit adjustments and accruals.

         3.3 Changes in Condition. Since November 30, 1996, except to the extent specifically described in Section 3.3 of the Meridian Disclosure Schedule and except for the effect, if any, of the New Sites, there has been, to Meridian's knowledge, no Material Adverse Change in Meridian. There is no Event (other than Events which generally affect the economy or any identifiable segment thereof including without limitation the industries in which Meridian does business and in which it competes) known to Meridian which Materially Adversely Affects, or (so far as Meridian can now reasonably foresee) is likely to Materially Adversely Affect, Meridian, except to the extent specifically described in
Section 3.3 of the Meridian Disclosure Schedule and except for the effect, if any, of the New Sites.

         3.4 Materiality. The representations and warranties set forth in this Article would in the aggregate be true and correct even without the materiality exceptions or materiality qualifications contained therein or set forth in the Meridian Disclosure Schedule, except for such exceptions and qualifications (other than those set forth in the Meridian Disclosure Schedule) which, in the aggregate for all such representations and warranties, are not and could not reasonably be expected to be Materially Adverse to Meridian.

         3.5      Title to Properties; Leases.

         (a) Section 3.5(a) of the Meridian Disclosure Schedule contains a true, accurate and complete list of all real property owned or leased by Meridian that is part of the Meridian Assets. Subject to any exceptions set forth with reasonable specificity on Section 3.5(a) of the Meridian Disclosure Schedule, Meridian has good and marketable title to all real property (other than leasehold Real Property and Insured Real Property) and good and merchantable title to all other assets (other than real property), tangible and intangible, constituting a part of the Meridian Assets, in each case free and clear of all Liens, except (i) Permitted Liens, (ii) Liens set forth on Section 3.5(a) of the Meridian Disclosure Schedule and (iii) Approved Title Conditions. Except for financing statements evidencing Liens referred to in the preceding sentence (a true, accurate and complete list and description of which is set forth in
Section 3.5(a) of the Meridian Disclosure Schedule), no financing statements under the Uniform Commercial Code and no other filing which names Meridian as debtor or which covers or purports to cover any of the Meridian Assets is on file in any state or other jurisdiction, and Meridian has not signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing. Except as otherwise set forth in Schedule 3.5(a) of the Meridian Disclosure Schedule, each Lease or other occupancy or other agreement under which Meridian holds real or personal property constituting a part of the Meridian Assets has been duly authorized, executed and delivered by Meridian and, to Meridian's knowledge, each of the other parties thereto, and is a legal, valid and binding obligation of Meridian, and, to Meridian's knowledge, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. Except as otherwise set forth in Section 3.5(a) of the Meridian Disclosure Schedule, Meridian has, to Meridian's knowledge, a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any such real property or tangible personal property. Except as otherwise set forth in Section 3.5(a) of the Meridian Disclosure Schedule, all of such Leases are, to Meridian's knowledge, valid and subsisting and in full force and effect; neither Meridian nor, to Meridian's knowledge, any other party thereto, is in Material default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease.

         Except as disclosed in Section 3.5(a) of the Meridian Disclosure Schedule, to Meridian's current actual knowledge, all improvements on the real property owned or leased by Meridian are in compliance with applicable zoning and land use laws, ordinances and regulations in all respects necessary to conduct the operations as presently conducted, except for any instances of non-compliance which do not and will not in the aggregate have a Material Adverse Effect on the owner or lessee, as the case may be, of such real property. Except as disclosed in Section 3.5(a) of the Meridian Disclosure Statement, all such improvements, to Meridian's current actual knowledge, comply in all Material aspects with all Applicable Laws, Governmental Authorizations and Private Authorizations. Except as disclosed in Section 3.5(a) of the Meridian Disclosure Statement, to Meridian's current actual knowledge, all of the transmitting towers, ground radials, guy anchors, transmitting buildings and related improvements located on the real property owned or leased by Meridian are located entirely on such real property. Meridian has no knowledge of any pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of any real property owned or leased by Meridian. The representations and warranties set forth in this paragraph shall not apply to the New Sites.

         (b) Section 3.5(b) of the Meridian Disclosure Schedule contains a true, accurate and complete description of all Leases under which any real property used in the Meridian Business is leased. None of the fixed assets or equipment comprising a part of the Meridian Assets is subject to contracts of sale, and none is held by Meridian as lessee or as conditional sales vendee under any Lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in Section 3.5(b) of the Meridian Disclosure Schedule. Except for the New Sites, such real property (other than land), fixtures, fixed assets and other material items of personal property, including equipment, have, between November 30, 1996 and the date of this Agreement, been maintained in all Material respects in a manner consistent with past practice.

         (c) Except as set forth in Section 3.5(c) of the Meridian Disclosure Schedule, since January 1, 1993, Meridian has not received any written notice that any such real property owned or leased by Meridian and reflected in Section 3.5(b) of the Meridian Disclosure Schedule or the use thereof, violates any applicable title covenant, condition, restriction or reservation or any applicable zoning, wetlands, land use or other Applicable Law.

         3.6 Compliance with Private Authorizations. Section 3.6 of the Meridian Disclosure Schedule sets forth a true, accurate and complete list and description of each Private Authorization (other than those with respect to the New Sites) which individually is Material to the Meridian Assets or the Meridian Business, all of which are, to Meridian's current actual knowledge, in full force and effect. To Meridian's knowledge, Meridian has obtained all Private Authorizations (other than those with respect to the New Sites) with respect to the ownership or operation of the Meridian Assets or the conduct of the Meridian Business as currently conducted which, if not obtained and maintained, could, individually or in the aggregate, Materially Adversely Affect Meridian. Meridian is not in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, except for such defaults, breaches or violations as do not and will not have in the aggregate any Material Adverse Effect on Meridian. No such Private Authorization is the subject of any pending or, to Meridian's knowledge, threatened attack, revocation or termination.

         3.7 Compliance with Governmental Authorizations and Applicable Law.

         (a) Section 3.7(a) of the Meridian Disclosure Schedule contains a description of:

                  (i) all Legal Actions pending or, to Meridian's knowledge, at any time since January 1, 1993 was pending or is currently threatened against Meridian with respect to the operation or ownership of the Meridian Assets or conduct of the Meridian Business;

                  (ii) all Legal Actions pending or, to Meridian's knowledge, threatened with respect to the operation or ownership of the Meridian Assets or the conduct of the Meridian Business which, individually or in the aggregate, are reasonably likely to result in the revocation or termination of any Governmental Authorization or the imposition of any restriction of such a nature as would Adversely Affect the ownership or operations of the Meridian Business; in particular, but without limiting the generality of the foregoing, there are no applications, complaints or Legal Actions pending or, to Meridian's knowledge, threatened before or by any Authority (x) relating to the ownership or operation of the Meridian Assets or the conduct of the Meridian Business, (y) involving charges of illegal discrimination by Meridian under any federal or state employment Laws, or (z) involving Environmental Laws or zoning laws; and

                  (iii) to Meridian's current actual knowledge, each Governmental Authorization required by a conditional use permit or special use permit that is necessary to permit Meridian to execute and deliver this Agreement and to perform its obligations hereunder.

         (b) To Meridian's current actual knowledge, Meridian has obtained all Governmental Authorizations which constitutes conditional use permits or special use permits (other than those with respect to the New Sites) (a true, complete and accurate, in all material respects, list of which is set forth in Section 3.7(b) of the Meridian Disclosure Schedule or referenced in the documents or agreements so listed) which are necessary for the ownership or operation of the Meridian Assets or the conduct of the Meridian Business as now conducted and which, if not obtained and maintained, would, individually or in the aggregate, have any Material Adverse Effect on Meridian. None of such Governmental Authorizations is, to Meridian's current actual knowledge, subject to any restriction or condition which would limit in any Material respect the ownership or operations of the Meridian Assets or the conduct of the Meridian Business as currently conducted, except for restrictions and conditions that are either (i) set forth in the documents evidencing such Governmental Authorization or (ii) generally applicable to Governmental Authorizations of such type. To Meridian's current actual knowledge: (x) such Governmental Authorizations are valid and in good standing, are in full force and effect and are not impaired in any Material respect by any act or omission of Meridian or its officers, directors, employees or agents; and
(y) the ownership or operation of the Meridian Assets or the conduct of the Meridian Business are in accordance in all Material respects with the Governmental Authorizations. To Meridian's current actual knowledge, all Material reports, forms and statements required to be filed by Meridian with all Authorities with respect to the Meridian Business (other than with respect to the New Sites) have been filed and are true, complete and accurate in all Material respects. No such Governmental Authorization is the subject of any pending or, to Meridian's knowledge, threatened challenge or proceeding to revoke or terminate any such Governmental Authorization. To Meridian's current actual knowledge, no such Governmental Authorization would not be renewed in the name of Meridian by the granting Authority in the ordinary course, except as set forth in Section 3.7(b) of the Meridian Disclosure Schedule or except with respect to the New Sites.

         (c) Neither Meridian nor any director or officer thereof (in connection with ownership, operation or operation of the Meridian Assets or the conduct of the Meridian Business) is in or is charged by any Authority with or, to Meridian's knowledge, at any time since January 1, 1993 has been in or has been charged by any Authority with, or, to Meridian's knowledge, is threatened or under investigation by any Authority with respect to, breach or violation of, or default in the performance, observance or fulfillment of, any Governmental Authorization or any Applicable Law relating to the ownership and operation of the Meridian Assets or the conduct of the Meridian Business, and, to Meridian's current actual knowledge, no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under

                  (x) any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as do not and will not have, individually or in the aggregate, any Material Adverse Effect on Meridian, or

                  (y)  any  Material   requirement  of  any  insurance  carrier,
         applicable to the ownership or operations of the Meridian Assets or the conduct of the Meridian Business;

except as otherwise specifically described in Section 3.7(c) of the Meridian Disclosure Schedule. or except with respect to the New Sites.

         (d) With respect to matters, if any, of a nature referred to in Section 3.7(a), 3.7(b) or 3.7(c) of the Meridian Disclosure Schedule, except as otherwise specifically described in Section 3.7(d) of the Meridian Disclosure Schedule, all such information and matters set forth in the Meridian Disclosure Schedule, if adversely determined against Meridian, will not, individually or in the aggregate, in the reasonable business judgment of Meridian, Materially Adversely Affect Meridian.

         3.8 Intangible Assets. Section 3.8 of the Meridian Disclosure Schedule sets forth a true, accurate and complete description of all Intangible Assets (other than Governmental Authorizations) relating to the ownership and operation of the Meridian Assets or the conduct of the Meridian Business held or used by Meridian, including without limitation the nature of Meridian's interest in each and the extent to which the same have been duly registered in the offices as indicated therein. Except as set forth in
Section 3.8 of the Meridian Disclosure Schedule, to Meridian's knowledge, no Intangible Assets (except Governmental Authorizations and Private Authorizations and the Intangible Assets so set forth) are required for the ownership or operation of the Meridian Assets or the conduct of the Meridian Business substantially as currently owned, operated and conducted or proposed to be owned, operated and conducted on or prior to the Closing Date. To Meridian's knowledge, Meridian does not wrongfully infringe upon or unlawfully use any Intangible Assets owned or claimed by another, and Meridian has not received any notice of any claim or infringement relating to any such Intangible Asset.

         3.9 Related Transactions. Meridian is not a party or subject to any Contractual Obligation relating to the ownership or operation of the Meridian Assets or the conduct of the Meridian Business between Meridian and any of its officers, directors, shareholders, employees or, to the knowledge of Meridian, any Affiliate of any thereof, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than (i) Employment Arrangements listed or described in Section 3.15 of the Meridian Disclosure Schedule, (ii) Contractual Obligations between Meridian and any of its directors, shareholders, officers, employees or Affiliates of Meridian or any of the foregoing, which constitute Excluded Assets or Meridian Nonassumed Obligations, or (iii) as specifically set forth in Section 3.9 of the Meridian Disclosure Schedule.

         3.10 Insurance. Meridian maintains, with respect to the Meridian Assets and the Meridian Business, policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are set forth in Section 3.10 of the Meridian Disclosure Schedule.

         3.11     Tax Matters.

         (a) Except as set forth in Section 3.11(a) of the Meridian Disclosure Schedule, Meridian has in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, except with respect to failures to file which in the aggregate would not have a Material Adverse Effect on Meridian and, to Meridian's knowledge, has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet forming part of Meridian Financial Statements. The Tax Returns of Meridian have, to Meridian's knowledge, been prepared in all Material respects in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied. All Taxes which Meridian is required by law to withhold and collect have, to Meridian's knowledge, been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Meridian has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of Meridian for the fiscal years prior to and including the most recent fiscal year. Except as set forth in Section 3.11(a) of the Meridian Disclosure Schedule, adequate provision has, to Meridian's knowledge, been made on the most recent balance sheet forming part of Meridian Financial Statements for all Taxes accrued through the date of such balance sheet of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and there are, to Meridian's knowledge, no past transactions or matters which could result in additional Taxes of a Material nature to Meridian for which an adequate reserve has not been provided on such balance sheet. Meridian is not a "consenting corporation" within the meaning of
Section 341(f) of the Code. Meridian has since January 1, 1989 (i) at all times been taxable as a Subchapter S corporation under the Code, and (ii) never been a member of any consolidated group for Tax purposes, except as otherwise set forth in Section 3.11(a) of the Meridian Disclosure Schedule.

         (b) The information shown on the federal income Tax Returns of Meridian for each of the most recent five tax years (true and complete copies of which have been furnished by Meridian to ATS to the extent requested in writing by
ATS) is, to Meridian's knowledge, true, accurate and complete in all Material respects and fairly and accurately reflects the information purported to be shown. Federal and state income Tax Returns of Meridian have not been examined by the IRS or applicable state Authority, and Meridian has not been notified of any proposed examination, except as shown in Section 3.11(b) of the Meridian Disclosure Schedule.

         (c)  Meridian  is  not  a  party  to  any  tax  sharing   agreement  or
arrangement.

         3.12     Employee Retirement Income Security Act of 1974.

         (a) Meridian (which for purposes of this Section shall include any ERISA Affiliate) has not been and has not made at any time since its organization any contribution to any Plans and has not sponsored any Plan or Benefit Arrangement except as set forth in Section 3.12(a) of the Meridian Disclosure Schedule. As to all Plans and Benefit Arrangements listed in Section 3.12(a) of the Meridian Disclosure Schedule:

                  (i) all such Plans and Benefit Arrangements comply and have been administered in form and in operation with all Applicable Laws in all Material respects, and Meridian has not received any notice from any Authority questioning or challenging such compliance;

                  (ii) all such Plans maintained or previously maintained by Meridian that are or were intended to comply with Sections 401 and 501 of the Code comply and complied in form and in operation with all applicable requirements of such sections, and no event has occurred which will or could give rise to disqualification of any such Plan under such sections or to a tax under Section 511 of the Code;

                  (iii) none of the assets of any such Plan are invested in employer securities or employer real property;

                  (iv) there have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any such Plan and Meridian has not otherwise engaged in any prohibited transaction;

                  (v) there have been no acts or omissions by Meridian which have given rise to or may give rise to any material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 or ERISA or Chapter 43 of the Code for which Meridian may be liable;

                  (vi) there are no Claims (other than routine claims for benefits or actions seeking qualified domestic relations orders) pending or threatened involving such Plans or the assets of such Plans, and, to Meridian's knowledge, no facts exist which could give rise to any such Claims (other than routine claims for benefits or actions seeking qualified domestic relations orders);

                  (vii) no such Plan is subject to Title IV of ERISA, or, if subject, there have been no "reportable events" (as described in Section 4043 of ERISA), and no steps have been taken to terminate any such Plan;

                  (viii) all group health Plans of Meridian have been operated in compliance in all Material respects with the group health plan continuation coverage requirements of COBRA;

                  (ix) actuarially adequate accruals for all obligations under the Plans are reflected in the most recent balance sheet forming part of the Meridian Financial Statements and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Plan years which include the Closing Date;

                  (x) neither Meridian nor any of its respective directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA or any similar Applicable Law that would subject Meridian or any of its respective directors, officers or employees to Material liability under ERISA or any similar Applicable Law;

                  (xi) no such Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code applied, nor would have had an accumulated funding deficiency on such date if such year were the first year of such Plan to which Part 3 of Subtitle B of Title I of ERISA or
         Section 412 of the Code applied;

                  (xii) no Material liability to the PBGC has been or is expected by Meridian to be incurred by Meridian with respect to any Plan, and there has been no event or condition which presents a material risk of termination of any Plan by the PBGC;

                  (xiii) Meridian is not and never has been a party to any Multiemployer Plan or made contributions to any such Plan;

                  (xiv) except as set forth in Section 3.12(a)(xiv) of the Meridian Disclosure Schedule (which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two (2) years) and pursuant to the provisions of COBRA, Meridian does not maintain any Plan that provides benefits described in Section 3(1) of ERISA, except as the provisions of COBRA may apply, to any former employees or retirees of Meridian; and

                  (xv) Meridian has made available to ATS a copy of the two most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Plan (and the two most recent actuarial valuation reports for each Plan, if any, that is subject to Title IV of ERISA), and all information provided by Meridian to any actuary in connection with the preparation of any such actuarial valuation report was true, accurate and complete in all material respects.

         (b) The execution, delivery and performance by Meridian of this Agreement and the Collateral Documents executed or required to be executed pursuant hereto and thereto will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.

         3.13 Absence of Sensitive Payments. Neither Meridian nor, to Meridian's knowledge, any of its officers, directors, employees, agents or other representatives, has with respect to the Meridian Assets or the Meridian Business (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made or (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books.

         3.14 Inapplicability of Specified Statutes. Meridian is not a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended, or a "carrier" or a person which is in control of a "carrier", as defined in section 11301 of Title 49, U.S.C.

         3.15 Employment Arrangements. Section 3.15 of the Meridian Disclosure Schedule contains a true, accurate and complete list of all Meridian employees involved in the ownership or operation of the Meridian Assets or the conduct of the Meridian Business (the "Meridian Employees"), together with each such employee's title or the capacity in which he or she is employed and the basis for each such employee's compensation. Meridian has no obligation or liability, contingent or other, under any Employment Arrangement with any Meridian Employee, other than those listed or described in Section 3.15 of the Meridian Disclosure Schedule. Except as described in Section 3.15 of the Meridian
Disclosure Schedule, (i) none of the Meridian Employees is now, or, to Meridian's knowledge, since January 1, 1993, has been, represented by any labor union or other employee collective bargaining organization, and Meridian is not, and has never been, a party to any labor or other collective bargaining agreement with respect to any of the Meridian Employees, (ii) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, and (iii) neither Meridian nor any of such employees is now, or, to Meridian's knowledge, has since January 1, 1993 been, subject to or involved in or, to Meridian's knowledge, threatened with, any union elections, petitions therefore or other organizational or recruiting activities, in each case with respect to the Meridian Employees. Meridian has performed in all Material respects all obligations required to be performed under all Employment Arrangements and is not in Material breach or violation of or in Material default or arrears under any of the terms, provisions or conditions thereof.

         3.16 Material Agreements. Listed on Section 3.16 of the Meridian Disclosure Schedule are all Material Agreements relating to the ownership or operation of the Meridian Assets or the conduct of the business of the Meridian Business or to which Meridian is a party or to which it is bound or which any of the Meridian Assets is subject. True, accurate and complete copies of each of such Material Agreements have been made available by Meridian to ATS and
Meridian has provided ATS with photocopies of all such Material Agreements requested by ATS (or true, accurate and complete descriptions thereof have been set forth in Section 3.16 of the Meridian Disclosure Schedule, with respect to Material Agreements comprised of site leases and site licenses granted by
Meridian to third  parties  and with  respect to  Material  Agreements  that are
oral).  All  of  such  Material  Agreements  are  valid,   binding  and  legally
enforceable obligations of Meridian and, to Meridian's knowledge, all other parties thereto, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. Meridian has duly complied with all of the Material terms and conditions of each such Material Agreement (including without limitation with respect to site user agreements which are Material Agreements) and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of Meridian, Claim threatened in writing that Meridian has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of Meridian under any of such Material Agreements in any Material respect, except to the extent set forth in
Section  3.16 of the  Meridian  Disclosure  Schedule or with  respect to the New
Sites.

         3.17 Ordinary Course of Business. Meridian, from November 30, 1996 to the date hereof, except (i) as may be described on Section 3.17 of the Meridian Disclosure Schedule, or (ii) as may be required or expressly contemplated by the terms of this Agreement, with respect to the Meridian Assets and the Meridian
Business:

                  (a) has operated its business in all Material respects in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice, except with respect to the New Sites;

                  (b) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any of its properties or assets having a value in excess of $20,000, other than in the ordinary course of business;

                  (c) except in each case in the ordinary course of business (including without limitation with respect to site user agreements), consistent with prior practice or with respect to the New Sites:

                           (i) has not  incurred  any  obligation  or  liability
                  (fixed, contingent or other) individually having a value in excess of $20,000;

                           (ii) has not entered into any  individual  commitment
                  having a value in excess of $20,000; and

                           (iii)  has not canceled any Material debts or claims;

                  (d) has not discharged or satisfied any Lien, other than a Permitted Lien, and has not paid any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business (including without limitation site user agreements) and commitments under Leases existing on that date or incurred since that date in the ordinary course of business or repaying or prepaying Long-Term Indebtedness or the current portion thereof, except with respect to the New Sites;

                  (e) has not created or permitted to be created any Lien on any of its tangible property other than Permitted Liens;

                  (f) has not made or committed to make any Material additions to its property or any purchases of equipment, except (i) in the ordinary course of business consistent with past practice or for normal maintenance and replacements or (ii) with respect to the New Sites;

                  (g) except as described in Section 3.17(h) of the Meridian Disclosure Schedule, has not increased the compensation payable or to become payable to any of the Meridian Employees other than in the ordinary course of business or otherwise Materially altered, modified or changed the terms of their employment;

                  (h) has not suffered any Material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

                  (i) has not waived any rights of Material value without fair and adequate consideration;

                  (j)      has not experienced any work stoppage;

                  (k) except in the ordinary course of business (including without limitation site user agreements), or with respect to the New Sites, has not entered into, amended or terminated any Lease, Governmental Authorization, Private Authorization, Material Agreement or Employment Arrangement, or any transaction, agreement or arrangement with any Affiliate of Meridian, except for Meridian Nonassumed Obligations; and

                  (l) has not entered into any other transaction or series of related transactions which individually or in the aggregate is Material to the Meridian Assets or the Meridian Business except in the ordinary course of business or with respect to the New Sites.

         3.18 Material and Adverse Restrictions. To Meridian's current actual knowledge, none of the telecommunication towers owned or operated by Meridian, during the year ended December 31, 1996, incurred costs in connection with such site in excess of revenues or other benefits attributable to such site, except as specifically set forth in Section 3.18 of the Meridian Disclosure Schedule.

         3.19 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of Meridian.

         3.20  Solvency.  As of the  execution  and delivery of this  Agreement,
Meridian  is,  and  immediately   prior  to  and  after  giving  effect  to  the
consummation of the Transactions will be, solvent.

         3.21 Environmental Matters. Except as set forth in Section 3.21 of the Meridian Disclosure Schedule and except with respect to the New Sites, with respect to the Meridian Assets, Meridian:

                  (a) to the knowledge of Meridian, has not been notified that it is potentially liable under, has not received any request for information or other correspondence concerning its potential liability with respect to any site or facility under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state law;

                  (b) has not entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law;

                  (c) is not a party in interest or in default under any judgment, order, writ, injunction or decree of any final order issued pursuant to any Environmental Law;

                  (d) is, to the knowledge of Meridian, in substantial compliance in all Material respects with all Environmental Laws, has, to Meridian's knowledge, obtained all Environmental Permits required under Environmental Laws, and is not the subject of or, to Meridian's knowledge, threatened with any Legal Action involving a demand for damages or other potential liability including any Lien with respect to Material violations or Material breaches of any Environmental Law; and

                  (e) has no knowledge of any past or present Event related to the Meridian Business or the Meridian Assets which Event, individually or in the aggregate, will interfere with or prevent continued Material compliance with all Environmental Laws, or which, individually or in the aggregate, will form the basis of any Material Claim for the release or threatened release into the environment, of any Hazardous Material.

                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF ATS

         ATS represents, warrants and covenants to, and agrees with, Meridian as follows:

         4.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) ATS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted.

         (b) ATS has all requisite corporate power and corporate authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of ATS. This Agreement has been duly executed and delivered by ATS and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by ATS will constitute, legal, valid and binding obligations of ATS, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and the obligations of debtors generally and by general principles of equity.

         (c) Except for matters which would have not Material Adverse Effect on Meridian, neither the execution and delivery by ATS of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by ATS of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by ATS:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of ATS or any Applicable Law on the part of ATS, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of ATS; or

                  (ii) will require ATS to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization including without limitation under the FCA, except for filings under the Hart-Scott-Rodino Act.

         4.2 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of ATS.

         4.3 Solvency. As of the execution and delivery of this Agreement, ATS is, and immediately prior to and after giving effect to the consummation of the Transactions will be, solvent.

         4.4 No Legal Action. There are no Legal Actions pending or, to the knowledge of ATS, threatened against ATS or any of its Affiliated Entities, officers or directors, that question or may affect the validity of this Agreement or the right of ATS to consummate the transactions contemplated hereunder.

         4.5 Physical Assets "AS IS". ATS acknowledges and agrees as follows:

         ALL BUILDINGS, STRUCTURES, TRANSMITTING AND COMMUNICATION TOWERS, EQUIPMENT, LEASEHOLD IMPROVEMENTS, PHYSICAL ASSETS AND OTHER PERSONAL PROPERTY (AS DEFINED IN THIS AGREEMENT) PURCHASED BY ATS HEREUNDER IS BEING PURCHASED "AS IS", "WHERE IS", AND "WITH ALL FAULTS". BY ITS EXECUTION OF THIS AGREEMENT, ATS ACKNOWLEDGES AND AGREES THAT, MERIDIAN MAKES NO WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) AS TO THE WORKING ORDER OR PHYSICAL CONDITION OF ANY SUCH PERSONAL PROPERTY, EXCEPT AS PROVIDED IN THE LAST SENTENCE OF
         SECTION 3.5(b).

         Nothing contained in this Section shall be construed as a limitation on Meridian's obligations pursuant to Section 5.6(a).


                                    ARTICLE 5

                                    COVENANTS

         5.1      Access to Information; Confidentiality.

         (a) Meridian shall afford to ATS and its accountants, counsel, lenders, financial advisors and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of Meridian's properties, books, contracts, commitments and records (including without limitation Tax Returns) relating to the Meridian Assets and the Meridian Business and, during such period, shall furnish promptly upon request (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of any Applicable Law or filed by it with any Authority in connection with the Transactions or which may have an Adverse Effect on the Meridian Assets or the Meridian Business or the businesses, operations, properties, prospects, personnel, condition, (financial or other), or results of operations thereof, (ii) to the extent not provided for pursuant to the preceding clause, all financial records, ledgers, work papers and other sources of financial information possessed and controlled by Meridian or its accountants deemed by ATS or its Representatives necessary or useful for the purpose of performing an audit of the business of the Meridian Business and certifying financial statements and financial information, and (iii) such other information in the possession and control of Meridian or its accountants concerning any of the foregoing as ATS shall reasonably request; provided, however, that Meridian shall not be required to permit any such access to the extent same would unreasonably interfere with Meridian's normal business operations. All non-public information relating to the Meridian Assets or the Meridian Business furnished prior to the execution, or pursuant to the provisions, of this Agreement, including without limitation this Section, or, in the case of Meridian, with respect to the covenant hereinafter set forth, whether or not so furnished, will be kept confidential and shall not, (x) prior to the Closing, without the prior written consent of Meridian, or (y) from and after the Closing, without the prior written consent of ATS, be disclosed by ATS or Meridian, as the case may be, in any manner whatsoever, in whole or in part, and shall not be used by ATS prior to the Closing for any purposes, other than in connection with the Transactions. In no event shall ATS or any of its Representatives use such information to the detriment of Meridian or, from and after the Closing by Meridian or any of its Representatives, to the detriment of ATS. Prior to the Closing, ATS agrees to reveal such information only to those of its Representatives or other Persons who need to know such the information for the purpose of evaluating the Transactions, who are informed of the confidential nature of such information and who shall undertake to act in accordance with the terms and conditions of this Agreement. From and after the Closing, Meridian shall not, without the prior written consent of ATS, disclose any information remaining in its possession with respect to the Meridian Assets or the Meridian Business or to which it may have access in accordance with the provisions of the following paragraph, and no such information shall be used for any purposes, other than in connection with the Transactions or to the extent required by Applicable Law, except as otherwise provided in the following paragraph.

         All books and records to which Meridian is entitled to access pursuant to the provisions of this Agreement shall be retained by ATS at is offices in the Los Angeles area for a period of at least five (5) years from the Closing Date. ATS shall permit Meridian to photocopy such books and records to the extent reasonably required for the permissible purposes described in the definition of Assets. In the event of any conflict between the provisions of this paragraph and the provisions of any noncompetition or confidentiality agreement executed by Meridian or any of its principals, the provisions of this paragraph shall be controlling.

         (b) Subject to the terms and conditions of Section 5.1(a), ATS may, subject to prior consultation with Meridian, disclose such information as may be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated for any reason, ATS shall promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Transactions and shall not retain any copies, extracts or other reproductions in whole or in part of such written material, other than one copy thereof which shall be delivered to independent counsel for such party and may be used only in the event of any Legal Action or other Claim arising in connection with the subject matter of this Agreement or the termination of this Agreement.

         (c) No investigation pursuant to this Section or otherwise shall affect any representation or warranty in this Agreement of either party or any condition to the obligations of the parties hereto, except as set forth in
Section 8.3(e).

         5.2      Agreement to Cooperate.

         (a) Subject to the provisions of Section 9.16, each of the parties hereto shall use reasonable business efforts promptly (x) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Transactions, and (y) to refrain from taking, or cause to be taken, any action and to refrain from doing or causing to be done, any thing which could impede or impair the consummation of the Transactions, including, in all cases, without limitation using its reasonable business efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Transactions by all such applicable Authorities, each of which must be obtained or become final to the extent provided in Section 6.1(a), (ii) to obtain all necessary or appropriate waivers, consents and approvals, including without limitation those referred to in Section 6.2(d), without payment of consideration to the other party, (iii) to effect all necessary registrations, filings and submissions (including without limitation filings under the Hart-Scott-Rodino Act and all filings necessary for ATS to own and operate the Meridian Assets and conduct the Meridian Business), (iv) to lift any injunction or other legal bar to the Transactions (and, in such case, to proceed with the Transactions as expeditiously as possible), and (v) to obtain the satisfaction of the conditions specified in Article 6, including without limitation the truth and correctness as of the Closing Date as if made on and as of the Closing Date of the representations and warranties of such party and the performance and satisfaction as of the Closing Date of all agreements and conditions to be performed or satisfied by such party, without the payment of any amounts, except to the extent otherwise required by the provisions of this Agreement.

         (b) The parties shall cooperate with one another in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Closing Date.

         (c) Meridian shall cooperate and use its reasonable business efforts to
(i) prepare balance sheets and statements of income (loss) and cash flow for eleven month period ended November 30, 1996 and thereafter on a monthly basis until the month preceding the Closing in accordance with GAAP subject only to such exceptions for periods ending on or before December 31, 1996 as are set forth in Section 3.2 of the Meridian Disclosure Schedule, and (ii) cause its independent accountants to reasonably cooperate with ATS, and at ATS's expense, in order to enable ATS to have its independent accountants prepare audited financial statements for the Meridian Business described in Section 6.2(g). Without limiting the generality of the foregoing, Meridian agrees that after the Closing Date it will (x) consent to the use of such audited financial statements in any registration statement or other document filed by ATS or any Affiliate of ATS under the Securities Act or the Exchange Act to the extent required by Applicable Law or any underwriter in an underwritten public offering, and (y) execute and deliver, and cause its directors and officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as ATS's independent accountants may reasonably request under the circumstances; provided, however, that as a condition precedent to the use of such audited financial statements by any Affiliate of ATS, such Affiliate shall execute an indemnification agreement, in form and content reasonably acceptable to Meridian's counsel, pursuant to which such Affiliate agrees to indemnify Meridian and related parties from liability arising from the use of such statements on the same terms and subject to the same conditions as ATS so agrees in Section 8.2(e)(ii) of this Agreement.

         5.3 Public Announcements. Until the Closing, or in the event of termination of this Agreement, Meridian and ATS shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other. Notwithstanding the foregoing, each party acknowledges and agrees that Meridian and ATS may, without its prior consent, issue such press releases or make such public statements as may be required by Applicable Law, in which case, to the extent practicable, the party proposing to make such press release or public statement will consult with the other regarding the nature, extent and form of such press release or public statement.

         5.4 Notification of Certain Matters. Meridian and ATS shall give prompt notice to the other, of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate in any respect such that one or more of the conditions of Closing might not be satisfied, or (ii) any covenant, condition or agreement made by it contained in this Agreement not to be complied with or satisfied, or (iii) any change to be made in the Meridian Disclosure Schedule in any respect such that one or more of the conditions of Closing might not be satisfied, and any failure made by it to comply with or satisfy, or be able to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder in any respect such that one or more of the conditions of Closing might not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.5 No Solicitation. Meridian shall not, nor shall it knowingly permit any of its Representatives (including, without limitation, any investment banker, broker, finder, attorney or accountant retained by it) to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to any Alternative Transaction, engage in any discussions or negotiations concerning, or provide to any other Person any information or data relating to, it or any Subsidiary for the purposes of, or otherwise cooperate in any way with or assist or participate in, or facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect any Alternative Transaction, or agree to or endorse any Alternative Transaction. "Alternative Transaction" means a transaction or series of related transactions (other than the Transactions) resulting in (i) any merger or consolidation, regardless of whether Meridian is the surviving Entity unless the surviving Entity remains obligated under this Agreement to the same extent as it was, or (ii) any sale or other disposition of all or any substantial part of the Meridian Assets or the Meridian Business. If Meridian or any of its Representatives receives any inquiry with respect to an Alternative Transaction while this Agreement is in effect,

Meridian shall inform the inquiring party that it is not entitled to enter into discussions or negotiations relating to an Alternative Transaction. ATS acknowledges that prior to the date of this Agreement, Meridian engaged in discussion with certain other parties relating to the possibility of acquiring the Meridian Assets and the Meridian Business.

         5.6 Conduct of Business by Meridian Pending the Closing. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless ATS shall otherwise agree in writing, Meridian shall, to the extent relating to the Meridian Business or the Meridian Assets:

                  (a) conduct its business in the ordinary and usual course of business and consistent with past practice, including without limitation the performance of such maintenance, repairs or replacements with respect to communication towers, fixtures and Personal Property comprising the Meridian Assets as is consistent with past practice;

                  (b) use all reasonable business efforts to preserve intact its business organizations and goodwill, keep available the services of its present key employees, and preserve the goodwill and business relationships with customers and others having business relationships with it;

                  (c) confer, as and when reasonably requested, on a regular and frequent basis with one or more representatives of ATS to report Material operational matters and the general status of ongoing operations;

                  (d) maintain with financially responsible insurance companies insurance on its assets and its business in such amounts and against such risks and losses as are consistent with past practice;

                  (e) use reasonable business efforts to (i) operate the Meridian Business in conformity in all Material respects with all Governmental and Private Authorizations, Leases and Material Agreements on a basis consistent with past practice and Applicable Law and the rules and regulations of any Authority with jurisdiction over the Meridian Assets or the Meridian Business, and (ii) maintain in full force and effect all such Governmental and Private Authorizations, Leases and Material Agreements relating to the Meridian Business;

                  (f) not (i) dispose of any of the Meridian Assets owned by Meridian or used in the operation of the Meridian Business (other than for the disposition in the ordinary course of business of immaterial assets that are of no further use to the Meridian Business) or (ii) modify or change in any Material respect, or enter into, any Material Agreement relating to the Meridian Business (other than site user agreements); and

                  (g) not voluntarily take any action which if taken between the end of its most recent fiscal quarter and prior to the date of this Agreement would have been required to be noted as an exception on
         Section 3.17 of the Meridian Disclosure Schedule.

With respect to any transaction or act proposed to be entered into or performed by Meridian which, pursuant to Sections 5.1(a) through (g), requires the prior approval of ATS, ATS shall be deemed to have approved same unless written notice of disapproval is received by Meridian within five (5) business days after receipt by Meridian of a written request for approval made by Meridian.

         5.7 Preliminary Title Reports. Prior to the execution of this Agreement, Meridian has, at its sole cost and expense, delivered or caused to be delivered to ATS a standard preliminary title report dated as of a recent date issued by one or more title companies authorized to do business in the State of California (the "Title Company") with respect to those Meridian Assets comprised of the parcels of real property described in Section 5.7 of the Meridian Disclosure Schedule (the "Insured Real Property"). Such reports, as same may be amended or supplemented from time to time to reflect additional title matters, are referred to herein as the "Title Reports". Section 5.7 of the Meridian Disclosure Schedule sets forth a description of those matters, if any, shown in the Title Reports as to which ATS has objected and which Meridian has agreed to remedy prior to or, with the written approval of ATS, subsequent to the Closing Date (the "Disapproved Title Matters", which term shall include any matters added thereto pursuant to the provisions of the last sentence of this Section). All matters disclosed by the Title Reports (as of the date hereof) which are not reflected on Section 5.7 of the Meridian Disclosure Schedule have heretofore been approved by ATS. If, at any time following the date hereof, Meridian or the Title Company notifies ATS of any additional matter affecting title to the Insured Real Property, the parties shall negotiate in good faith in an effort to resolve such matters and, in the event that are not able to reach such agreement within thirty (30) days of the date ATS has received written notification thereof, either party may terminate this Agreement with the effect set forth in
Section 7.2.

         5.8 Environmental Site Assessments. Prior to the execution of this Agreement, ATS has, at its sole cost and expense, delivered or caused to be delivered to Meridian a Phase I environmental assessment report dated as of a recent date issued by Aquaterra Environmental Services Corp.(the "Environmental Company") with respect to those Meridian Assets comprised of the parcels of real property described in Section 5.8 of the Meridian Disclosure Schedule (the "Environmental Real Property"). Such reports, as same may be amended or supplemented from time to time to reflect additional environmental matters, are referred to herein as the "Environmental Reports". Section 5.8 of the Meridian Disclosure Schedule sets forth a description of those matters, if any, shown in the Environmental Reports as to which ATS has objected and which Meridian has agreed to remedy prior to or, with the written approval of ATS, subsequent to the Closing Date (the "Disapproved Environmental Matters" which term shall include any matters added thereto pursuant to the provisions of the last sentence of this Section). All matters disclosed by the Environmental Reports (as of the date hereof) which are not reflected on Section 5.8 of the Meridian Disclosure Schedule have heretofore been approved by ATS. If, at any time following the date hereof, Meridian or the Environmental Company notifies ATS of any additional matter affecting the environmental status of the Environmental Real Property, the parties shall negotiate in good faith in an effort to resolve such matters and, in the event that are not able to reach such agreement within thirty (30) days of the date ATS has received written notification thereof, either party may terminate this Agreement with the effect set forth in Section 7.2.

                                    ARTICLE 6

                               CLOSING CONDITIONS

         6.1 Conditions to Obligations of Each Party to Effect the Transactions. The respective obligations of each party to effect the Transactions shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All authorizations, consents, waivers, orders or approvals required to be obtained from all Authorities, and all filings, submissions, registrations, notices or declarations required to be made by ATS and Meridian with any Authority, prior to the consummation of the Transactions, shall have been obtained from, and made with, all such Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations as are set forth in Section 6.1(a) of the Meridian Disclosure Schedule or the failure to obtain or make would not, in the reasonable business judgment of each of the parties, have a Material Adverse Effect on the Meridian Assets and the Meridian Business;

                  (b) The transactions contemplated by the Other Agreements shall have been consummated prior to or simultaneously with the consummation of the Transactions; and

                  (c) The parties shall have entered into an escrow agreement in customary form, reasonably satisfactory to the parties with an escrow agent reasonably acceptable to the parties, pursuant to which, among other things, Meridian shall have delivered deeds in customary form with respect to all of the real property to be conveyed to ATS as part of the Meridian Assets, and ATS will have deposited the portion of the purchase price attributable to such real property, the parties, to the extent required by Section 9.3, shall have deposited an amount sufficient to pay all recording fees and transfer taxes, and other fees and expenses which must be paid as a condition of consummation of the transactions contemplated by this Agreement.

         6.2 Conditions to Obligations of ATS. The obligation of ATS to effect the Transactions shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to ATS and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

                  (b) Meridian  shall have  furnished ATS and, at ATS's request, any bank or other financial institution providing credit to ATS, with an opinion, dated the Closing Date of Levinson, Miller, Jacobs & Phillips, counsel for Meridian, reasonably acceptable to ATS, with respect to the matters set forth in Sections 3.1(a), (b) and (c), 3.7(a)(i) and (ii), and 3.14 and with respect to such other matters arising after the date of this Agreement and incident to the Transactions, as ATS or its counsel or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

                  (c) The representations, warranties, covenants and agreements of Meridian contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Transactions shall be true and correct in all Material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all Material respects as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge of Meridian or ATS, except as otherwise specifically provided herein); each and all of the agreements and conditions to be performed or satisfied by Meridian hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all Material respects; and Meridian shall have furnished ATS with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as ATS or its counsel shall have reasonably requested;

                  (d) Except to the extent,  if any,  specifically  set forth in
         Section 6.2(d) of the Meridian Disclosure Schedule, all authorizations, consents, waivers, orders or approvals required by the provisions of this Agreement to be obtained from all Persons (other than Authorities) prior to the consummation of the Transactions, including without limitation those required by the provisions of this Agreement in order to vest fully in ATS all right, title and interest in and to all of the Meridian Assets and the Meridian Business (including without limitation all Private Authorizations, Leases and Material Agreements of Meridian and, at the cost and expense of Meridian, all modifications of Leases and other Contractual Obligations heretofore requested by ATS and set forth in Section 6.2(d) of the Meridian Disclosure Schedule) and the full enjoyment thereof shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement which could Adversely Affect ATS;

                  (e) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any Material Adverse Change in Meridian from that reflected in the most recent Meridian Financial Statements; as of the Closing Date, the Governmental Authorizations with respect to the ownership or operation of the Meridian Assets or the conduct of the Meridian Business shall not have been Materially and Adversely Affected by any act, or failure to act, of Meridian;

                  (f) Meridian shall have delivered or cause to be delivered to ATS all of the Collateral Documents and other agreements, documents and instruments required to be delivered by Meridian to ATS at or prior to the Closing pursuant to the terms of this Agreement;

                  (g) ATS shall have received from Meridian such documentation as shall reasonably enable ATS's independent accountants to advise ATS in writing that they could issue an unqualified report (as to the scope of the audit, access to the books and records and the cooperation of management) on the financial statements (consisting of balance sheets and statements of operations and cash flow required by Rule 3.05(b)(2) of Regulation S-X) of the Meridian Assets and the Meridian Business, and that such financial statements can be prepared in conformity with GAAP and Regulation S-X under the Securities Act;

                  (h) As of the Closing  Date,  except as otherwise set forth in
         Section 3.7(a) of the Meridian Disclosure Schedule, no Legal Action shall be pending before or threatened in writing by any Authority seeking to enjoin, restrain, prohibit or make illegal or to impose any Materially Adverse conditions in connection with, the consummation of the Transactions, or which might, in the reasonable business judgment of ATS, based upon the advice of counsel, have a Material Adverse Effect on the Meridian Assets and the Meridian Business, it being understood and agreed that a written request by any Authority for information with respect to the Transactions, which information could be used in connection with such Legal Action, shall not be deemed to be a threat of any such Legal Action;

                  (i) All Disapproved Environmental Matters shall have been cured or arrangement shall have been made to cure, in each case, in a manner reasonably satisfactory to ATS;

                  (j) E. J. Reichler ("Reichler"), the chief executive officer and trustee for the principal shareholder of Meridian, shall have executed and delivered to ATS an agreement substantially in the form of Exhibit A attached hereto and made a part hereof (the "Reichler Noncompetition Agreement");

                  (k) Meridian and Reichler shall have executed and delivered to ATS and the escrow agent named therein (the "Indemnity Escrow Agent") an escrow agreement (the "Indemnity Escrow Agreement") substantially in the form of Exhibit B attached hereto and made a part hereof;

                  (l) All Disapproved Title Matters shall have been cured or arrangements shall have been made to cure, in each case, in a manner reasonably satisfactory to ATS, and ATS shall have received standard CLTA title insurance policies insuring ATS' fee interests in all Insured Real Property, subject only to Approved Title Conditions;

                  (m) Meridian shall have delivered to ATS, or ATS shall have otherwise received, all use permits, consents or other Governmental Authorizations of and Leases from the United States Forest Service set forth in Section 6.2(m) of the Meridian Disclosure Schedule;

                  (n) Meridian shall have an assignment, in form, scope and substance reasonably satisfactory to ATS, from the holder or holders of all interests in the sites identified in Section 6.2(n) of the Meridian Disclosure Schedule of such holder's or holders' interests in all such sites;

                  (o) Meridian shall have executed and delivered to ATS an agreement, in form, scope and substance reasonably satisfactory to ATS (the "Nonassignable Contracts Agreement"), pursuant to which (i) Meridian will hold (but with no obligation to perform services thereunder), for the account of ATS, and remit promptly to ATS all amounts received pursuant to the provisions of, all of the Nonassignable Contracts as to which the required approval or consent to the assignment or transfer of which was not obtained and as to which ATS has delivered an Acceptance Notice, and (ii) ATS will agree to (A) perform all services required to be performed under such Nonassignable Contracts, (B) reimburse Meridian for all costs and expenses reasonably incurred pursuant to the Nonassignable Contracts Agreement and (C) indemnify and hold harmless Meridian with respect to all actions taken by ATS pursuant thereto and all actions, if any, taken by Meridian pursuant thereto other than those relating to the bad faith or willful misconduct of Meridian or its officers, directors, stockholders or employees; and

                  (p) To the extent that the representations and warranties of Meridian specifically exclude a reference to the New Sites, ATS shall have determined, in its reasonable business judgment, that representations and warranties to the extent not so made would be true and correct in all Material respects at and as of the Closing Date with the same force and effect as though made with respect to the New Sites as of the Closing Date.

         6.3 Conditions to Obligations of Meridian. The obligation of Meridian to effect the Transactions shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to Meridian and its counsel, and Meridian and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

                  (b) ATS shall have furnished Meridian and, at ATS's request, any bank of other financial institution providing credit to Meridian, with an opinion, dated the Closing Date of Sullivan & Worcester LLP, counsel for ATS, reasonably acceptable to Meridian, with respect to matters set forth in Sections 4.1(a), (b) and (c) and with respect to such other matters arising after the date of this Agreement and incident to the Transactions, as Meridian or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

                  (c) The representations, warranties, covenants and agreements of ATS contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Transactions shall be true and correct in all Material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all Material respects as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge of Meridian or ATS, except as otherwise specifically provided herein); each and all of the agreements and conditions to be performed or satisfied by ATS hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all Material respects; and ATS shall have furnished Meridian with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as Meridian or its counsel shall have reasonably requested;

                  (d) ATS shall have delivered or cause to be delivered to Meridian all of the Collateral Documents and other agreements, documents and instruments required to be delivered by ATS to Meridian at or prior to the Closing pursuant to the terms of this Agreement;

                  (e) As of the Closing Date, no Legal Action shall be pending before or threatened in writing by any Authority seeking to enjoin, restrain, prohibit or make illegal or to impose any Materially Adverse conditions in connection with, the consummation of the Transactions, it being understood and agreed that a written request by any Authority for information with respect to the Transactions, which information could be used in connection with such Legal Action, shall not be deemed to be a threat of any such Legal Action;

                  (f) ATS shall have executed and delivered to Meridian and E.J. Reichler and the Indemnity Escrow Agent a counterpart of the Indemnity Escrow Agreement substantially in the form of Exhibit C attached hereto and made a part hereof;

                  (g) ATS shall have executed and delivered to Meridian an agreement (the "Meridian License Agreement"), reasonably satisfactory to Meridian, pursuant to which ATS will grant to Meridian (and its successors and assigns) a non-exclusive three-year royalty-free license to use, throughout Southern California, the name "Meridian Communications" with respect to Meridian's radio repeater service business; provided, however, that such agreement shall continue only so long as Reichler, members of his family or trusts for the benefit of same are actively involved in such business and own equity interests in proportions not less than those they currently hold in Meridian;

                  (h) ATS shall have executed and delivered to Meridian site user agreements for Meridian's radio repeater service business and specialized mobile radio business, containing the terms and conditions described in Section 6.3(h) of the Meridian Disclosure Schedules; and

                  (i) ATS shall have  executed  and  delivered  to Meridian  the
         Nonassumable   Contracts  Agreement,   in  form,  scope  and  substance
         reasonably satisfactory to Meridian.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement shall terminate if the Closing does not occur on or prior to the Termination Date and may be terminated at any time prior to the Closing Date:

         (a) by mutual consent of Meridian and ATS;

         (b) by either ATS or Meridian if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Transactions shall have become final and nonappealable; or

         (c) by Meridian in the event (i) Meridian is not in Material breach of this Agreement and none of its representations or warranties shall have become and continue to be untrue in any Material respect, and (ii) either (A) the Transactions have not been consummated prior to the Termination Date and ATS is in Material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any Material respect, or (B) such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Transactions by or beyond the Termination Date; or

         (d) by ATS in the event (i) ATS is not in Material breach of this Agreement and none of its representations or warranties shall have become and continue to be untrue in any Material respect, and (ii) either (A) the Transactions have not been consummated prior to the Termination Date and Meridian is in Material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any Material respect, or (B) such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Transactions by or beyond the Termination Date; or

         (e) by ATS in the  event of a  failure  of the  condition  set forth in
Section 6.2(i) or 6.2(l); or.

         (f) by either party pursuant to the provisions of Section 9.16.

         The term "Termination Date" shall mean June 30, 1997 or such other date as the parties may, from time to time, mutually agree.

         The right of ATS or Meridian to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either party, any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.

         7.2      Effect of Termination.

         (a) Except as provided in Sections 5.1, 5.3 and 9.3 and this Section, in the event of the termination of this Agreement pursuant to Section 7.1, or in the event the Transactions shall not have been consummated prior to the end of business on the Termination Date, this Agreement shall forthwith become void, there shall be no liability on the part of either party, or any of their respective shareholders, officers or directors, to the other and all rights and obligations of either party shall cease; provided, however, that such termination shall not relieve either party from liability for any misrepresentation or breach of any of its warranties, covenants or agreements set forth in this Agreement.

         (b) In the event this Agreement is terminated by Meridian pursuant to the provisions of Section 7.1(c) or by ATS pursuant to the provisions of Section 7.1(d), the terminating party shall be entitled to damages as follows and in no other circumstances other than fraud:

                  (i) in the event that any misrepresentation that was made was not a willful misrepresentation at the time it was made, or any breach of any warranty, covenant or agreement set forth in this Agreement was not a willful breach, on the part of the non- terminating party, then the terminating party shall be entitled to recover only its reasonable out-of-pocket fees and expenses not to exceed in the aggregate $167,500; and

                  (ii) in the event that any misrepresentations that was made was a willful misrepresentation at the time it was made, or the breach of any warranty, covenant or agreement was a willful breach, on the part of the non-terminating party, then the terminating party shall be entitled to recover the actual amount of its damages, including without limitation consequential damages and reasonable out-of-pocket fees and expenses, in an amount not to exceed the amount of the Indemnity Escrow Fund.

Notwithstanding the foregoing, each party shall have the right to seek specific performance pursuant to the provisions of Section 9.5.

         (c) In the event this Agreement is terminated pursuant to the provisions of Sections 5.7, 5.8, 7.1(a), 7.1(b), 7.1(e) or 7.1(f), except as provided in Section 7.2(a), neither of the parties shall have any further rights or remedies.


                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1 Survival. The representations, warranties, covenants and agreements of the parties contained in or made pursuant to this Agreement or any Collateral Document (including without limitation the indemnification obligations set forth in this Article) shall, except as provided in Section 8.3(e), survive the Closing and shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto, for a period of two (2) years after the Closing Date (the "Indemnity Period"); provided, however, that notwithstanding the foregoing (a) the representations and warranties referred to in (i) Section 3.21 shall survive for a period of four (4) years after the Closing Date, and (ii) Sections 3.1 (to the extent they relate to due organization, valid existence and good standing of Meridian, corporate power and corporate authority of Meridian, the due execution, delivery and performance by

Meridian of this Agreement and each Collateral Document, and the legal, valid, binding and enforceable nature of this Agreement and each Collateral Document on Meridian), 3.12, and 4.1 (to the extent they related to due organization, valid existence and good standing of ATS, corporate power and corporate authority of ATS, the due execution, delivery and performance by ATS of this Agreement and each Collateral Document, and the legal, valid, binding and enforceable nature of this Agreement and each Collateral Document of ATS) shall survive for the applicable statute of limitations, (b) those covenants and agreements set forth in Sections 5.1, 5.2(b) and 5.2(c) and Article 9 shall survive for the statute of limitations applicable to contracts, (c) the indemnification obligations of ATS set forth in Section 8.2(c), to the extent same relate to New Site Assumed Obligations or to obligations and liabilities under ATS Assumable Agreements applicable to periods from and after the Closing Date, shall survive until all liabilities and obligations which are the subject thereof have been paid or discharged in full, and (d) the indemnification obligations of ATS referred to in Section 8.2(e) shall survive until all liabilities and obligations which are the subject thereof have been paid or discharged in full. No claim for indemnification, other than with respect to fraud, may be asserted after the expiration of the Indemnity Period, except as provided in this Section and
Section 8.3(d). Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which arises and is the subject of a Claim which is asserted in writing prior to the expiration of the Indemnity Period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof.

         8.2      Indemnification.

         (a) Each of Meridian and ATS (the "indemnifying party") agrees that on and after the Closing it shall indemnify and hold harmless the other (the "indemnified party") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants' and experts' fees and expenses including those incurred to enforce the terms of this Agreement or any Collateral Document (collectively, "Loss and Expense"), suffered, directly or indirectly, by the indemnified party by reason of, or arising out of:

                  (i) any breach of representation or warranty made by the indemnifying party pursuant to this Agreement or any Collateral Document or any failure by the indemnifying party to perform or fulfill any of its respective covenants or agreements set forth in this Agreement or any Collateral Document (including without limitation any Legal Action or other Claim by any third party which Claim is based upon a breach or alleged breach of representation or warranty by the indemnifying party pursuant to this Agreement or any Collateral Document); or

                  (ii) in the case of Meridian as the indemnifying party, the failure of Meridian to comply with Bulk Sales law of the State of California.

         (b) Meridian agrees that from and after the Closing it shall indemnify and hold harmless ATS and each of its officers, directors, stockholders, and any of their respective heirs, executors, representatives, successors and assigns, from and against any and all Loss and Expense suffered, directly or indirectly, by any of them by reason of, or arising out of, including without limitation any Legal Action or other Claim that relates to Meridian Nonassumed Obligations or the ownership and operation of the Meridian Assets and the Meridian Business prior to the Closing Date; provided, that the foregoing obligation shall not extend to any Claim, Legal Action, Loss or Expense from or relating to (i) the condition of physical assets which, pursuant to the provisions of Section 4.5, are being sold hereunder on an "AS IS" basis, (ii) Events, Contracts, transactions, acts, omissions, agreements, matters or things the existence or nonexistence of which is disclosed with reasonable specificity in the Meridian Disclosure Schedule or in the documents reference therein (to the extent copies thereof have been furnished to ATS), except to the extent, if at all, Section 8.2(b) of the Meridian Disclosure Schedule specifically indicates to the contrary, (iii) Environmental Law or environmental matters, except to the extent Meridian is in breach of the representations and warranties set forth in Section 3.21 with respect thereto, or (iv) matters of a type described in Section 8.2(d).

         (c) ATS agrees that from and after the Closing it shall indemnify and hold harmless Meridian and each of its officers, directors, stockholders, and any of their respective heirs, executors, trustees, beneficiaries, representatives, successors and assigns (collectively, the "Meridian Indemnified Parties"), from and against any and all Loss and Expense suffered, directly of indirectly, by any of them by reason of, or arising out of, including without limitation any Legal Action or other Claim that relates to, (i) Meridian Assumed Obligations or (ii) the ownership and operation of the Meridian Assets and the Meridian Business from and after the Closing Date, except for Events arising prior to or existing on the Closing Date, unless they are part of the Meridian Assumed Obligations or are within the provisions of Section 8.2(d).

         (d) Notwithstanding any provision of this Agreement to the contrary, ATS agrees that from and after the Closing it shall indemnify and hold harmless Meridian and each of the other Meridian Indemnified Parties, from and against any Legal Action or other Claim arising from damage or injury to person or property (including wrongful death) based upon, involving or arising out of the ownership or operation (whether prior to or after the Closing Date) of the Meridian Assets and the Meridian Business; provided, however, that nothing contained in this Section is intended to relieve Meridian of its obligations set forth in Section 8.2(a).

         (e) ATS agrees that from and after the Closing, it shall indemnify and hold harmless Meridian and each of the other Meridian Indemnified Parties, from and against the following:

                  (i) Such matters as are the subject of ATS's indemnification obligations under the Nonassignable Contracts Agreement described in
         Section 6.2(o); and

                  (ii) All Loss and Expense suffered, directly or indirectly, by any of them by reason of, or arising out of, the use by ATS of audited financial statements relating to the Meridian Business as described in
         Section 5.2(c); provided, however, that notwithstanding the foregoing, to the extent (A) such Loss and Expense is attributable to a breach of warranty and a misrepresentation from those contained in Section 3.2 of this Agreement and (B) at the time ATS is obligated to make indemnification under this subparagraph (ii) or any ATS Affiliate is so obligated pursuant to the provision of any agreement executed pursuant to the provisions of Section 5.2(c) there are Escrow Indemnity Funds to cover all or part of such obligation, then ATS may utilize such Escrow Indemnity Funds to discharge that portion of its or such Affiliate's obligation as is commensurate with the amount of Escrow Indemnity Funds so available.

         8.3      Limitation of Liability.

         (a) Notwithstanding the provisions of Section 8.2, after the Closing, except as otherwise provided in Section 8.6, each indemnifying party's rights to indemnification shall be subject to the following limitations: (i) the indemnified party shall be entitled to recover its Loss and Expense in respect of any Claim only in the event that the aggregate Loss and Expense for all Claims exceeds, in the aggregate, $100,000, in which event the indemnified party shall be entitled to recover all such Loss and Expense (including without limitation such $100,000), and (ii) in no event shall the aggregate amount required to be paid pursuant to the provisions of this Article exceed the Escrow Indemnity Fund in the case of Meridian or $2,155,946 in the case of ATS' obligations under Sections 8.2(a) and 8.2(c); provided, that ATS's obligation to indemnify Meridian or other Persons from (x) New Site Assumed Obligations, (y) liabilities or obligations arising after the Closing Date pursuant to ATS Assumable Agreements, or (z) liabilities or obligations referred to in Section 8.2(e), shall be subject to no maximum dollar limitation.

         (b) Anything in this Agreement, including without limitation the provisions of Sections 8.2 or 8.3(a), to the contrary notwithstanding, except as provided in Sections 8.3(d) and 8.6, (i) the exclusive recourse of ATS with respect to the liability of Meridian pursuant to Section 8.2 or any other provision of this Agreement or Applicable Law which requires Meridian to defend, indemnify or hold harmless ATS from or against any Claim, Loss or Expense shall be the Escrow Indemnity Fund; and (ii) ATS's remedies for any such liability of Meridian, or for any Claim or Loss or Expense arising under this Agreement, shall be limited to its right to recover from the Escrow Indemnity Funds in accordance with the provisions of the Escrow Indemnity Agreement, and neither ATS nor any of its officers, directors, shareholders, agents or Affiliated Entities shall have any right of recovery against Meridian or any other Meridian Indemnified Party or against the assets of any of them for any such liability.

         (c) In the event there shall be no Claims pursuant to the provisions of this Agreement with respect to the Escrow Indemnity Funds, if any, existing at the expiration of the Indemnity Period, the Escrow Indemnity Funds then remaining (together with any then existing interest or earnings) shall be distributed to the Persons entitled thereto. In the event one or more such Claims with respect to the Escrow Indemnity Funds, if any, shall exist upon the expiration of the Indemnity Period, funds in an amount equal to the sum of (i) the aggregate amount of such Claims and (ii) the amount reasonably necessary to cover the fees, expense and other costs (including reasonable counsel fees and expenses) which will be required to resolve such Claims shall be retained as part of the Escrow Indemnity Funds and the balance thereof, if any, shall be distributed to the Persons entitled thereto. Upon the resolution of all such Claims and the payment of all such fees, expenses and costs out of the Escrow Indemnity Funds, the remainder of the Escrow Indemnity Funds, if any, shall be distributed to the Persons entitled thereto.

         (d) If, following the expiration of the Indemnity Period and the distribution to Meridian or any other Person claiming by, through or in the name of Meridian of any remaining Escrow Indemnity Funds, ATS becomes entitled to indemnification for Loss and Expense suffered by ATS arising from (i) any misrepresentation or breach of warranty with respect to the matters referred to in clause (a) of the proviso or (ii) any breach of the covenants and agreements referred to in clause (b) of the proviso, in each case in the first sentence of Section 8.1, then, subject to the limitation periods stated in such proviso, ATS may pursue its Claim for such indemnification directly against Meridian, its successors and assigns and Reichler; provided, however, that the maximum amount of liability in the aggregate of Meridian (and such successors and assigns and Reichler) for any and all such Claims shall be the amount of Escrow Indemnity Funds that were distributed to Meridian or any other Person (other than a claimant whose Claim is alleged by ATS to be subject to satisfaction from the Indemnity Escrow Fund) claiming by, through or in the name of Meridian (including without limitation Reichler or Meridian's or his successors, assigns, trustees, beneficiaries, representatives, heirs or executors) upon the expiration of the Indemnity Period or thereafter.

         (e) In the case any event shall occur which would otherwise entitle either party to assert a claim for indemnification hereunder, no Loss and Expense shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto. No indemnifying party shall be liable under this Article for a loss resulting from any event relating to a misrepresentation or breach of warranty if the indemnifying party can establish that the indemnified party had actual knowledge on or before the Closing Date of such event and did not, on or before the Closing Date, reserve its rights with respect thereto.

         8.4 Notice of Claims. If an indemnified party believes that it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing, and in any event within the applicable time period specified in Section 8.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Legal Action is instituted by a third party with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article, such indemnified party shall promptly notify the indemnifying party of such Legal Action, but the failure to so notify the indemnifying party shall not relieve such indemnifying party of its obligations under this Article, except to the extent such failure to notify prejudices such indemnifying party's ability to defend against such Claim.

         8.5 Defense of Third Party Claims. The indemnifying party shall have the right to conduct and control, through counsel of their own choosing, reasonably acceptable to the indemnified party, any third party Legal Action or other Claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the indemnifying party shall fail to defend any such Legal Action or other Claim, then the indemnified party may defend, through counsel of its own choosing, such Legal Action or other Claim, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such Legal Action or other Claim and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The indemnifying party shall not compromise or settle any such Legal Action or other Claim without the prior written consent of the indemnified party; provided, however, that if the indemnified party fails or refuses to consent in writing to any compromise of settlement proposed by the indemnifying party and agreed to in writing by the claimant in such Legal Action or other Claim (the "Settlement Proposal") within ten

(10) business days after receipt of written notice of all of the material terms and conditions of the Settlement Proposal, and such terms and conditions (a) include a full release of the indemnified party from the Legal Action or other Claim which is the subject of the Settlement Proposal and (b) if the indemnified party is ATS, do not include any term or condition which would restrict in any material manner the continued ownership and operations of the Meridian Assets and the conduct of the Meridian Business in substantially the manner theretofore owned, operated and conducted by Meridian, then, unless the indemnifying party forthwith withdraws the Settlement Proposal, the indemnified party (i) shall have the right but not the obligation to undertake the conduct of the defense of such Legal Action or other Claim, and (ii) whether or not it shall so undertake the defense of such Legal Action or other Claim, shall bear, and shall indemnify and hold the indemnifying party harmless from, all Loss and Expense arising from such Legal Action or other Claim (to the extent not theretofore (x) accrued with respect to the costs and expenses of the defense of such Legal Action or other Claim or (y) paid with respect to such Legal Action or other Claim) in excess of the amount contained in the Settlement Proposal, it being understood, in such event, that the indemnifying party shall bear all Loss and Expense, including subsequently incurred Loss and Expense (including without limitation those attributable to legal fees and expenses) up to the amount contained in the Settlement Proposal, even if the ultimate disposition of such Legal Action or other Claim results in payments to the claimant of less than those contained in the Settlement Proposal.

         8.6 Exclusive Remedy. Except for fraud or willful or intentional breach of representation or warranty or as otherwise provided in Section 9.5, the indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to either party against the other party for any Claim under this Agreement.


                                    ARTICLE 9

                               GENERAL PROVISIONS


         9.1 Amendment. This Agreement may be amended from time to time by the parties hereto at any time prior to the Closing Date but only by an instrument in writing signed by the parties hereto.

         9.2 Waiver. At any time prior to the Closing Date, except to the extent not permitted by Applicable Law, ATS or Meridian may extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the provisions with respect to the Termination Date, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         9.3 Fees, Expenses and Other Payments. All California and other sales and/or use Taxes, documentary or governmental transfer Taxes, recording fees, or other comparable charges levied by any Authority in connection with the purchase and sale of the Meridian Assets and the Meridian Business contemplated hereby, and all Hart-Scott-Rodino filing fees, shall be borne equally by

Meridian and ATS. All title insurance costs and expenses shall be borne by Meridian and all Environmental Report costs and expenses shall be borne by ATS, except that in the event this Agreement is terminated pursuant to the provisions of Section 5.8, all such Environmental Report costs and expenses shall be borne by Meridian. All other costs and expenses incurred in connection with this Agreement and the consummation of the Transactions, and in compliance with Applicable Law and Contractual Obligations as a consequence hereof and thereof, including without limitation fees and disbursements of counsel, financial advisors and accountants incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its "Expenses").

         9.4 Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, or by recognized courier service, postage prepaid, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, or by recognized courier service, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

         (a)      If to ATS:

                  6400 North Congress Avenue, Suite 1750
                  Boca Raton, Florida 33487
                  Attention: Chief Executive Officer and
                               Chief Financial Officer
                  Telecopier No.: (407) 998-2278

                  with copies to:

                  American Radio Systems Corporation
                  116 Huntington Avenue
                  Boston, Massachusetts 02116
                  Attention:   Joseph B. Winn, Chief Financial Officer
                  Telecopier No.:  (617) 375-7575

                           and

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attention:  Norman A. Bikales, Esq.
                  Telecopier No.:  (617) 338-2880

         (b)      If to Meridian:

                  23501 Park Sorrento, Suite 213A
                  Calabasas, California 91302
                  Attention: E. J. Reichler, Chief Executive Officer Telecopier No.: (818) 222-2857

                  with a copy to:

                  Levinson, Miller, Jacobs & Phillips
                  1875 Century Park East, Suite 2000
                  Los Angeles, California  90067-2534
                  Attention:  Stephen I. Halper, Esq.
                  Telecopier No.:  (310) 282-0472

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         9.5 Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in Article 7, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it pursuant to the provisions of, and subject to the limitations contained in, this Agreement for such breach or threatened breach. Notwithstanding the foregoing or any provision of this Agreement to the contrary, ATS shall not be entitled to specific performance or any other remedy to the extent that the aggregate costs and expenses required to be paid by Meridian arising from the enforcement or exercise of such remedy (inclusive of reasonable attorneys fees) would exceed an amount equal to the amount of the Escrow Indemnity Fund, and after the Closing Meridian shall not be required to expend any of its funds (other than payments by the Indemnity Escrow Agent out of the Escrow Indemnity Fund (as reduced in accordance with the provisions of Section 2.3) or except as provided in Section 8.3(d)) for such purpose.

         9.6 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to Affect Materially and Adversely either party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled and consummated to the maximum extent possible.

         9.7   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         9.8 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.9 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the State of New York applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction. Anything in this Agreement to the contrary notwithstanding, including without limitation the provisions of Article 8, in the event of any dispute between the parties which results in a Legal Action, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for reasonable legal fees and expenses incurred by such prevailing party in such Legal Action.

         9.10 Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         9.11 Entire Agreement; Separate Agreements. This Agreement (together with the Meridian Disclosure Schedule and the other Collateral Documents delivered in connection herewith), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof, including without limitation that certain letter of intent, dated July 24, 1996, between the parties. ATS acknowledges that (i) Meridian, MRS and MCN are separate parties with differing ownership, (ii) this Agreement and the Other Agreements are separate agreements, and (iii) Meridian shall have no obligation or liability with respect to the Other Agreements or any claims made thereunder.

         9.12 Assignment. This Agreement shall not be assignable by any party and any such assignment shall be null and void, except that it shall inure to the benefit of and by binding upon any successor to any party by operation of law, including by way of merger, consolidation or sale of all or substantially all of its assets, and ATS may assign its rights and remedies hereunder to any bank or other financial institution which has loaned funds or otherwise extended credit to it.

         9.13 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Section 9.12.

         9.14 Mutual Drafting. This Agreement is the result of the joint efforts of Meridian and ATS, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against either party based on any presumption of that party's involvement in the drafting thereof.

         9.15 Venue. In the event of any Legal Action between the parties arising out of this Agreement, the parties agree to submit the matter to the appropriate municipal, state or federal court sitting in Los Angeles County, California, and the parties agree to submit to the jurisdiction of such courts.

         9.16 Meridian Disclosure Schedule. Meridian will deliver to ATS, on or before February 21, 1997, the Meridian Disclosure Schedule and all other documents (including the interim financial statements constituting a part of the Meridian Financial Statements) required to be delivered by Meridian pursuant to
Article 3 of this Agreement. Without limiting the generality of the foregoing, the Meridian Disclosure Schedule shall set forth Meridian's proposal with respect to which (a) authorizations, consents, waivers, orders or approvals are proposed to be a condition of Closing pursuant to the provisions of Section 6.1(a), (ii) which Private Authorizations, Leases and Material Agreements and which modifications, if any, of Leases and other Contractual Obligations are proposed to be a condition to Closing pursuant to the provisions of Section 6.2(d), and (iii) which permits, consents or other Governmental Authorizations of the United States Forest Service are proposed to be a condition to Closing pursuant to the provisions of Section 6.2(m).

         ATS shall have the right, for a period commencing upon its receipt of the Meridian Disclosure Schedule and each other document (other than such interim financial statements) together with a letter from Meridian indicating that such delivery constitutes a "final and complete" delivery pursuant to this Section and terminating at 11:59 p.m. on the fifteenth (15th) day following such receipt, (a) to terminate this Agreement, if the Meridian Disclosure Schedule reveals any Event of which it was unaware as of the date of this Agreement, which unknown Events, individually or in the aggregate, would have a Material Adverse Effect on Meridian, and (b) to propose to Meridian alternatives as to which (i) authorizations, consents, waivers, orders or approvals are to be a condition of Closing pursuant to the provisions of Section 6.1(a), (ii) which Private Authorizations, Leases and Material Agreements and which modifications, if any, of Leases and other Contractual Obligations are to be a condition to Closing pursuant to the provisions of Section 6.2(d), and (iii) which permits, consents or other Governmental Authorizations of the United States Forest Service are to be a condition to Closing pursuant to the provisions of Section 6.2(m). ATS shall have a further right to terminate this Agreement for a period of five (5) business days following receipt of such interim financial statements marked "final and complete" if such interim financial statements indicate that a Material Adverse Change in Meridian has occurred of which ATS was unaware of the date of this Agreement.

         Anything in this Section 9.16 or elsewhere in this Agreement to the contrary notwithstanding, Meridian shall not be obligated to agree to any proposal of ATS pursuant to clause (b) of the first sentence of the preceding paragraph and neither Meridian nor ATS shall be obligated to negotiate in good faith with respect to resolving such matters and each may make a determination to terminate in its sole and absolute discretion. In the event ATS and Meridian do not agree in writing on the resolution of matters raised by any proposal made by ATS pursuant to such clause (b) on or prior to ten (10) business days of receipt by Meridian of any such proposal of ATS (the "Interim Period") either party may, on or prior to ten (10) business days (the "Termination Period"), following the expiration of the Interim Period, terminate this Agreement. In the event neither party shall have so terminated this Agreement on or prior to the expiration of the Termination Period, or, in the event ATS makes no proposal pursuant to clause (b) of the preceding paragraph, this Agreement shall continue in full force and effect and the original proposal of Meridian (as set forth in the Meridian Disclosure Schedule) shall control for purposes of determining the conditions of Closing set forth in Section 6.1(a), 6.2(d) and 6.2(m).

         IN WITNESS WHEREOF, ATS and Meridian have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    American Tower Systems, Inc.


                                    By:_____________________________________
                                         Name:
                                         Title:

                                    Meridian Sales and Services Company


                                    By:______________________________________
                                         Name:
                                         Title:

         The undersigned, E.J. Reichler, the principal shareholder of Meridian, hereby acknowledges and agrees to be bound by the provisions of Section 8.3(d).


                                    ----------------------------------
                                               E. J. Reichler

                                                                      APPENDIX A

                                   DEFINITIONS

         As used in this Agreement, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in the Meridian Disclosure Schedule, and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof", "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular Section, and references to "this Section" are intended to refer to the entire Section and not a particular subsection thereof. The term "either party" shall, unless the context otherwise requires, refer to Meridian and ATS.

         Acceptance Notice shall have the meaning given to it in Section 2.2(a).

         Accounts Receivable shall mean (a) any and all rights to the payment of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to Meridian attributable to the ownership or operation of the Meridian Business (whether classified under the Uniform Commercial Code of any state as accounts, contract rights, chattel paper, general intangibles or otherwise), including without limitation accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form now or hereafter owing from any other Person, all guarantees, security and Liens for the payment of any thereof, and all of Meridian's rights to goods, now owned or hereafter acquired, sold (delivered, undelivered, in transit or returned) which may be represented thereby; and (b) all proceeds of any of the foregoing.

         Adverse, Adversely, when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") shall mean any Event which is reasonably likely, in the reasonable business judgment of ATS, to be expected to (a) adversely affect the validity or enforceability of this Agreement or the likelihood of consummation of the Transactions, or (b) adversely affect the business, operations, management, properties or prospects, or the condition, financial or other, or results of operation of the Meridian Business, or (c) impair Meridian's ability to fulfill its obligations under the terms of this Agreement, or (d) adversely affect the aggregate rights and remedies of ATS under this Agreement. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, any Event generally affecting the economy or any identifiable segment thereof, including without limitation the industries in which Meridian does business and in which it competes, shall not be deemed to constitute an Adverse Change, have an Adverse Effect or to Adversely Affect or Effect.

         Additional Title Matter shall have the meaning given to it in Section 5.7.

         Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

         Agreement shall mean this Agreement as originally in effect, including, unless the context otherwise specifically requires, this Appendix A, the Meridian Disclosure Schedule and all exhibits hereto, and as any of the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         Applicable Law shall mean any Law of any Authority, whether domestic or foreign, including without limitation the FCA and all federal and state securities and Environmental Laws, to which a Person is subject or by which it or any of its business or operations is subject or any of its property or assets is bound.

         Applicable Principles shall mean (a) with respect to Meridian Financial Statements for periods ending prior to November 30, 1996, tax accounting principles and (b) with respect to Meridian Financial Statements for periods ending on or after November 30, 1996, generally accepted accounting principles.

         Approved Title  Conditions shall mean any one or more of the following:
(a) Liens for real property taxes and assessments not then delinquent; (b) the Lien of supplemental Taxes assessed pursuant to Chapter 3.5 commencing with
Section 75 of the California Revenue and Taxation Code, to the extent that such supplemental Taxes are attributable to the transactions contemplated by this Agreement; (c) matters set forth on the Title Reports other than Disapproved Title Matters; and (d) matters of title created following the date of this Agreement by or with the written consent of ATS.

         Assets shall mean the business and the tangible and intangible assets owned by Meridian and used in connection with the conduct of the business or operations of the Meridian Business, which business and assets are being exchanged, transferred or otherwise conveyed hereunder, including without including without limitation the following:

                  (a)      the Personal Property;

                  (b)      the Real Property;

                  (c)   the   Governmental   Authorizations,   to   the   extent
         transferable;

                  (d)      the Private Authorizations;

                  (e)  the  Contracts   (other  than  the  Meridian   Nonassumed
         Obligations);

                  (f) the corporate name of Meridian and all variations thereof;

                  (g) all Intellectual Property and other proprietary information, which relate to the Meridian Business, including without limitation, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints and schematics, including filings with all Authorities which relate to the Meridian Business;

                  (h) all claims, choses in action and rights under warranties (to the extent transferable) relating to the Meridian Business or any of the Meridian Assets;

                  (i) all books and records relating to the ownership or operation of the Meridian Assets or the conduct of the Meridian Business, including executed copies of Leases, Material Agreements and other written Contracts, and all records required by Applicable Law to be kept, subject to the right of the conveying party to have such books and records made available to it for such time as may be reasonably required in connection with audits, defense or prosecution of lawsuits, or other legitimate business purposes. The records described herein shall not include corporate seals, certificates of incorporation, minute books, stock books, tax returns or other records having to do with the corporate organization of Meridian; and

                  (j) any and all products, profits and proceeds of, and including without limitation any Claims with respect to, any of the foregoing;

provided, however, that notwithstanding the foregoing, the term Assets shall not include any of the Excluded Assets.

         ATS shall have the meaning given to it in the Preamble.

         ATS Assumable Agreements shall have the meaning given to it in Section 2.2(b).

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign., including without limitation the FCC.

         Benefit Arrangement shall mean any material benefit arrangement that is not a Plan, including (a) any employment or consulting agreement (b) any arrangement providing for insurance coverage or workers' compensation benefits,
(c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, (f) any deferred compensation plan, and (g) any compensation policy and practice, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the Assets or the conduct of the business of the Meridian Business.

         Claims shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

         Closing shall have the meaning given to it in Section 2.3.

         Closing Date shall have the meaning given to it in Section 2.3.

         COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         Code shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Collateral Document shall mean the Escrow Agreement, the Indemnity Escrow Agreement, the Meridian License Agreement, the Nonassumable Contracts Agreement, the Reichler Noncompetition Agreement, deeds (warrantying against Meridian's acts), bills of sale, assignments of intangibles, assumption agreements with respect to the Meridian Assumed Obligations, other instruments of conveyance and assignment sufficient to vest in ATS title to all of the other Meridian Assets and the Meridian Business, and any other agreement, certificate, contract, instrument, notice, opinion or other document delivered pursuant to the provisions of this Agreement or any Collateral Document.

         Collection Period shall have the meaning given to it in Section 2.4.

         Construction Adjustment shall have the meaning given to it in Section 2.3.

         Contract, Contractual Obligation shall mean any agreement (including without limitation any Lease), arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability which involves the ownership or operation of the Meridian Assets or the conduct of the Meridian Business, other than pursuant to a Governmental Authorization or Private Authorization.

         Control (including the terms "controlled," "controlled by" and "under common control with") shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Disapproved  Environmental Matter shall have the meaning given to it in
Section 5.8.

         Disapproved Title Matter shall have the meaning given to it in Section 5.7.

         Escrow Agent shall have the meaning given to it in the fourth Whereas paragraph.

         Escrow Agreement shall have the meaning given to it in the fourth Whereas paragraph.

         Escrow Deposit shall have the meaning given to it in the fourth Whereas paragraph.

         Employment Arrangement shall mean, with respect to Meridian, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty
(30) days without liability, penalty or payment of any kind by Meridian or any Affiliate), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership or operation of the Meridian Assets or the conduct of the Meridian Business.

         Encumber shall mean to suffer, accept, agree to or permit the imposition of a Lien.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental  Company  shall have the  meaning  given to it in Section
5.8.

         Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other chemicals or industrial pollutants, substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws shall include without limitation the

Comprehensive Environmental Response,  Compensation and Liability Act (42 U.S.C.
Section 6901 et seq.),  the  Hazardous  Material  Transportation  Act (49 U.S.C.
Section  1801 et seq.),  the Resource  Conservation  and Recovery Act (42 U.S.C.
Section  6901 et seq.),  the  Federal  Water  Pollution  Control  Act (33 U.S.C.
Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous federal, state, local or foreign, Laws, and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Environmental Permit shall mean any Governmental Authorization required by or pursuant to any Environmental Law.

         Environmental  Real  Property  shall  have the  meaning  given to it in
Section 5.8.

         Environmental  Reports  shall have the  meaning  given to it in Section
5.8.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA Affiliate shall mean any Person that is treated as a single employer with Meridian under Sections 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA.

         Event shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Exchange Act shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Excluded Assets shall have the meaning given to it in Section 2.1.

         FCA shall mean the Communication Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         FCC shall mean the Federal Communications Commission and shall include any successor Authority.

         Final Order shall mean, with respect to any Authority, including without limitation the FCC, one with respect to which no appeal, no stay, no petition or application for rehearing, reconsideration, review or stay, whether on motion of the applicable Authority or other Person or otherwise, and no other Legal Action contesting such consent or approval, is in effect or pending and as to which the time or deadline for filing any such appeal, petition or application or other Legal Action has expired or, if filed, has been denied, dismissed or withdrawn, and the time or deadline for instituting any further Legal Action has expired.

         GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

         Governmental Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities, including without limitation the United States Forest Service (other than Leases from the United States Forest Service) and the Federal Aviation Administration, in connection with the ownership or operation of the Meridian Assets or the conduct of the Meridian Business.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Hart-Scott-Rodino Act shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Hazardous Materials shall mean and include any substance, material, waste, constituent, compound, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law, or (b) that is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; or (c) that is toxic, explosive, corrosive, etiologic, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Authority or subject to any Environmental Law; or (d) the presence of which on the real property owned or leased by such Person causes or threatens to cause a nuisance upon any such real property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any such real property; or (e) the presence of which on adjacent properties could constitute a trespass by such Person; or (f) that contains gasoline, diesel fuel or other petroleum hydrocarbons, or any by-products or fractions thereof, natural gas, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon or other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, lead, asbestos or asbestos- containing materials ("ACM"), or urea formaldehyde foam insulation.

         Indebtedness shall mean, with respect to any Person, (a) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves or any minority interest in any Subsidiary of such Person to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of such Person, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of such Person constituting capitalized leases and all obligations of such Person with respect to Leases constituting part of a sale and leaseback arrangement.

         Indebtedness for Money Borrowed shall mean, with respect to Meridian, money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, the maximum amount currently or at any time thereafter available to be drawn under all outstanding letters of credit issued for the account of such Person, all Indebtedness upon which interest charges are customarily paid by such Person, and all Indebtedness (including capitalized lease obligations) issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, but shall not include (a) trade payables, (b) expenses accrued in the ordinary course of business, (c) customer advance payments and customer deposits received in the ordinary course of business, or (d) conditional sales agreements not prohibited by the terms of this Agreement.

         Indemnity Escrow Agent shall have the meaning given to it in Section 6.2(k).

         Indemnity  Escrow  Agreement  shall  have  the  meaning  given to it in
Section 6.2(k).

         Indemnity  Escrow  Fund shall have the  meaning  given to it in Section
2.3.

         Insured  Real  Property  shall have the meaning  given to it in Section
5.7.

         Intangible Assets shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means, and shall include, without limitation, concessions, copyrights, franchises, license, patents, permits, service marks, trademarks, trade names, and applications with respect to any of the foregoing, technology and know-how.

         Interim Period shall have then meaning given to it in Section 9.16.

         Intellectual Property shall mean any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, service marks, trade names copyrights and applications therefor, logos, trade secrets, drawing, plans, systems, methods, specifications, computer software programs, tapes, discs and related data processing software (including without limitation object and source codes) owned by such Person or in which it has an ownership interest and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by such Person, which relate to the manufacture, production or processing of any products developed or sold by such Person or which are within the scope of or usable in connection with such Person's business as it may, from time to time, hereafter be conducted or proposed to be conducted.

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ or any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

         Lease shall mean any lease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

         Lien shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         Loss and Expense shall have the meaning given to it in Section 8.2.

         Material, Materially or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement shall mean, with respect to Meridian, any Contractual Obligation (other than Governmental Authorizations) which (a) was not entered into in the ordinary course of business, (b) was entered into in the ordinary course of business which (i) involved the purchase, sale or lease of goods or materials, or purchase of services, aggregating more than $20,000 during any of the last three fiscal years, (ii) extends for more than three (3) months, or (iii) is not terminable on thirty (30) days or less notice without penalty or other payment, (c) involves a capitalized lease obligation or Indebtedness for Money Borrowed, (d) is or otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, (e) accounted for more than three percent (3%) of the revenues of the Meridian Business in any of the last three fiscal years or is likely to account for more than three percent (3%) of revenues of the Meridian Business during the current fiscal year, (d) is with the United States Forest Service or any other Authority, or (e) involves the management by Meridian of any communication tower of any other Person.

         MCN shall have the meaning given to it in the fourth Whereas paragraph.

         Meridian shall have the meaning given to it in the Preamble.

         Meridian Assets shall have the meaning given to it in Section 2.1.

         Meridian  Assumed  Obligations  shall have the  meaning  given to it in
Section 2.2(a).

         Meridian Business shall have the meaning given them in the first Whereas paragraph.

         Meridian Disclosure Schedule shall mean the Meridian Disclosure Schedule dated as of the date of this Agreement delivered by Meridian to ATS. Anything in this Agreement to the contrary notwithstanding, all matters set forth under a specific Section number of the Meridian Disclosure Schedule (or in any agreement, instrument or other document specifically referenced therein to the extent a copy thereof has been delivered to ATS) shall be deemed to have been fully disclosed and set forth under all other Sections of the Meridian Disclosure Schedule.

         Meridian Employees shall have the meaning given it in the Section 3.15(a).

         Meridian  Financial  Statements  shall have the meaning  given to it in
Section 3.2(b).

         Meridian  Indemnified  Parties  shall have the  meaning  given to it in
Section 8.2(d).

         Meridian  License  Agreement  shall  have  the  meaning  given to it in
Section 6.3(g).

         Meridian  Nonassumed  Obligations shall have the meaning given to it in
Section 2.2(b).

         Meridian's current actual knowledge shall mean the actual knowledge of any Meridian director or executive officer, as such knowledge exists on the date of this Agreement and on no later date, without any duty of inquiry or investigation on the part of such director or executive officer and without any review of (i) Meridian's Contracts, Governmental Authorizations, Private Authorizations, files, books or records or (ii) public records or the files or records of any Authority.

         Meridian's knowledge shall mean the actual knowledge of any Meridian director or officer, as such knowledge exists on the date of this Agreement and no later date, after reasonable review of appropriate Meridian records.

         MRS shall have the meaning given to it in the fourth Whereas paragraph.

         Multiemployer Plan shall mean a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)3 of ERISA.

         New Sites shall have the meaning to it in Section 2.3.

         New Sites  Assumed  Obligations  shall have the meaning  given to it in
Section 2.2(a).

         Nonassignable Contracts shall have the meaning to it in Section 2.2(a).

         Nonassignable  Contracts  Agreement  shall  have the  meaning  to it in
Section 2.2(a).

         Organic Document shall mean, with respect to a Person which is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock and, with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreements among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof).

         Otay Mountain Litigation shall have the meaning given to it in Section 2.1.

         Other Agreement(s) shall have the meaning given to it in the fourth Whereas paragraph, it being understood by the parties, however, that the Other Agreement which relates to MCN may be modified to reflect the acquisition by ATS of the partnership interest of Reichler in MCN rather than the assets and business of MCN and that all references in this Agreement to the Other Agreements, insofar as they relate to MCN shall be deemed to include such understanding.

         PBGC shall mean the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

         Permitted Liens shall mean (a) Liens for current taxes not yet due and payable, (b) such imperfections of title, easements, encumbrances and mortgages or other Liens, if any, as are not, individually or in the aggregate, substantial in character, amount or extent and do not Materially detract from the value, or Materially interfere with the present use, of the property subject thereto or affected thereby, or otherwise Materially impair the conduct of the Meridian Business, and (c) such other Liens as are permitted by the provisions of this Agreement to be in place on the Closing Date.

         Person shall mean any natural individual or any Entity.

         Personal Property shall mean all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property which are owned or leased by Meridian and used or useful as of the date hereof in the conduct of the business or operations of the Meridian Business, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date. Personal Property includes without limitation the communication towers, buildings and other fixtures and improvements located on Real Property.

         Plan shall mean, with respect to any Person and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the Assets or the conduct of the business of the Meridian Business.

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to Intellectual Property.

         Pro Ratable Taxes shall mean real estate and other property Taxes, ad valorem Taxes, gross receipts Taxes and similar Taxes, but shall not include federal, state or local income Taxes, franchise Taxes or other Taxes measured by or based upon income or gain on sale or other disposition of property or assets.

         Purchase Price shall have the meaning given to it in Section 2.3.

         Real Property shall mean all of the fee estates, leasehold interest, easements, licenses, rights to access, right-of- way, and other real property interest which are owned by Meridian as of the date hereof, in the operations of the Meridian Business, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Regulations shall mean the federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

         Reichler shall have the meaning given to it in Section 6.2(j).

         Reichler Noncompetition Agreement shall have the meaning given to it in
Section 6.2(j).

         Representatives shall have the meaning given to it in Section 5.1(a).

         Retained  Accounts  Receivable  shall have the  meaning  given to it in
Section 2.4.

         SEC shall mean the United States Securities and Exchange Commission, or any successor Authority.

         Securities Act shall mean the Securities Act of 1933, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Settlement Proposal shall have the meaning given to it in Section 8.5.

         Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Tax (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Allocation Schedule shall have the meaning given to it in Section 2.3.

         Tax Claim shall mean any Claim which relates to Taxes, including without limitation the representations and warranties set forth in Section 3.11.

         Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Tax accounting principles shall have the meaning given to it in Section 3.2.

         Taxing   Authority  shall  mean  any  Authority   responsible  for  the
imposition of any Tax.

         Termination Date shall have the meaning given to it in Section 7.1.

         Termination Period shall have the meaning given to it in Section 9.16.

         Title Company shall have the meaning given to it in Section 5.7.

         Title Reports shall have the meaning given to it in Section 5.7.

         Transactions shall mean the transactions contemplated to be consummated on or prior to the Closing Date, including without limitation the purchase and sale of the Meridian Assets and the Meridian Business and the execution, delivery and performance of the Collateral Documents.